                                                                   Exhibit 10.11

================================================================================

                           $40,000,000 CREDIT FACILITY

                                CREDIT AGREEMENT

                          DATED AS OF DECEMBER 31, 2002

                                  BY AND AMONG

                            TRUE TEMPER SPORTS, INC.,
                                   AS BORROWER

                           ANTARES CAPITAL CORPORATION
              FOR ITSELF, AS A LENDER AND AS AGENT FOR ALL LENDERS

                                       AND

                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO
                                   AS LENDERS

================================================================================

                                TABLE OF CONTENTS

                                                                                                        Page
                                                                                                        ----
ARTICLE I - THE CREDITS....................................................................................1
         1.1   Amounts and Terms of Commitments............................................................1
               (a)  The Term Loan..........................................................................1
               (b)  The Revolving Credit...................................................................1
               (c)  Lender Letters of Credit and Letter of Credit Participation Agreements.................2
         1.2   Notes.......................................................................................3
         1.3   Interest....................................................................................4
         1.4   Loan Accounts...............................................................................4
         1.5   Procedure for Revolving Credit Borrowing....................................................5
         1.6   Conversion and Continuation Elections.......................................................6
         1.7   Optional Prepayments........................................................................7
         1.8   Mandatory Prepayments of Loans and Commitment Reductions....................................7
               (a)  Scheduled Term Loan Payments...........................................................7
               (b)  Revolving Loan.........................................................................8
               (c)  Asset Dispositions.....................................................................8
               (d)  Issuance of Securities.................................................................8
               (e)  Excess Cash Flow.......................................................................9
               (f)  Application of Prepayments.............................................................9
         1.9   Fees........................................................................................9
               (a)  Arrangement, Closing and Agent's Fees..................................................9
               (b)  Commitment Fee.........................................................................9
               (c)  Letter of Credit Participation Fee....................................................10
         1.10  Payments by the Borrower...................................................................10
         1.11  Payments by the Lenders to the Agent; Settlement...........................................11

ARTICLE II - CONDITIONS PRECEDENT.........................................................................13
         2.1   Conditions of Initial Loans................................................................13
               (a)  Credit Agreement and Notes............................................................13
               (b)  Secretary's Certificates; Resolutions; Incumbency.....................................13
               (c)  Certificate of Incorporation; By-laws and Good Standing...............................13
               (d)  Collateral Documents..................................................................14
               (e)  Legal Opinion.........................................................................15
               (f)  Payment of Fees.......................................................................15
               (g)  Certificate...........................................................................15
               (h)  Financial Statements..................................................................16
               (i)  Insurance Policies....................................................................16
               (j)  Environmental Review..................................................................16
               (k)  Due Diligence.........................................................................16
               (l)  Insurance Review......................................................................16
               (m)  Availability..........................................................................16
               (n)  Prior Indebtedness....................................................................17


               (o)  Subordinated Holdings Discount Notes..................................................17
               (p)  Projections...........................................................................17
               (q)  EBITDA................................................................................17
               (r)  Other Documents.......................................................................17
         2.2   Conditions to All Borrowings...............................................................17
               (a)  Notice of Borrowing...................................................................18
               (b)  Continuation of Representations and Warranties........................................18
               (c)  No Existing Default...................................................................18
               (d)  Availability Certificate..............................................................18

ARTICLE III - REPRESENTATIONS AND WARRANTIES..............................................................19
         3.1   Corporate Existence and Power..............................................................19
         3.2   Corporate Authorization; No Contravention..................................................20
         3.3   Governmental Authorization.................................................................20
         3.4   Binding Effect.............................................................................21
         3.5   Litigation.................................................................................21
         3.6   No Default.................................................................................21
         3.7   ERISA Compliance...........................................................................21
         3.8   Use of Proceeds; Margin Regulations........................................................22
         3.9   Title to Properties........................................................................22
         3.10  Taxes......................................................................................22
         3.11  Financial Condition........................................................................23
         3.12  Environmental Matters......................................................................23
         3.13  Collateral Documents.......................................................................24
         3.14  Regulated Entities.........................................................................24
         3.15  Solvency...................................................................................24
         3.16  Labor Relations............................................................................24
         3.17  Copyrights, Patents, Trademarks and Licenses, etc..........................................25
         3.18  Subsidiaries...............................................................................25
         3.19  Brokers' Fees; Transaction Fees............................................................25
         3.20  Insurance..................................................................................26
         3.21  Designated Senior Debt.....................................................................26
         3.22  Full Disclosure............................................................................26

ARTICLE IV - AFFIRMATIVE COVENANTS........................................................................26
         4.1   Financial Statements.......................................................................26
         4.2   Certificates; Other Information............................................................27
         4.3   Notices....................................................................................29
         4.4   Preservation of Corporate Existence, Etc...................................................31
         4.5   Maintenance of Property....................................................................31
         4.6   Insurance..................................................................................32
         4.7   Payment of Obligations.....................................................................33
         4.8   Compliance with Laws.......................................................................33
         4.9   Inspection of Property and Books and Records...............................................33
         4.10  Use of Proceeds............................................................................34

         4.11  Solvency...................................................................................34
         4.12  Further Assurances.........................................................................34
         4.13  Interest Rate Protection...................................................................35
         4.14  BNY Subordinated Holdings Discount Note....................................................35

ARTICLE V - NEGATIVE COVENANTS............................................................................35
         5.1   Limitation on Liens........................................................................36
         5.2   Disposition of Assets......................................................................38
         5.3   Consolidations and Mergers.................................................................38
         5.4   Loans and Investments......................................................................39
         5.5   Limitation on Indebtedness.................................................................41
         5.6   Transactions with Affiliates...............................................................42
         5.7   Management Fees and Compensation...........................................................43
         5.8   Use of Proceeds............................................................................43
         5.9   Contingent Obligations.....................................................................44
         5.10  Compliance with ERISA......................................................................44
         5.11  Restricted Payments........................................................................45
         5.12  Change in Business.........................................................................47
         5.13  Change in Structure........................................................................48
         5.14  Accounting Changes.........................................................................48
         5.15  Amendments to Subordinated Indebtedness; Designated Senior Debt............................48
         5.16  No Negative Pledges........................................................................48

ARTICLE VI - FINANCIAL  COVENANTS.........................................................................49
         6.1   Capital Expenditures.......................................................................49
         6.2   Leverage Ratio.............................................................................50
         6.3   Fixed Charge Coverage Ratio................................................................51
         6.4   Interest Coverage Ratio....................................................................51
         6.5   EBITDA.....................................................................................52

ARTICLE VII - EVENTS OF DEFAULT...........................................................................52
         7.1  Event of Default............................................................................52
              (a)  Non-Payment............................................................................52
              (b)  Representation or Warranty.............................................................53
              (c)  Specific Defaults......................................................................53
              (d)  Other Defaults.........................................................................53
              (e)  Cross-Default..........................................................................53
              (f)  Insolvency; Voluntary Proceedings......................................................54
              (g)  Involuntary Proceedings................................................................54
              (h)  ERISA..................................................................................54
              (i)  Monetary Judgments.....................................................................55
              (j)  Non-Monetary Judgments.................................................................55
              (k)  Collateral.............................................................................55
              (l)  Ownership..............................................................................55
              (m)  Holdings Defaults......................................................................56
              (n)  Invalidity of Subordination Provisions.................................................56

         7.2  Remedies....................................................................................56
         7.3  Rights Not Exclusive........................................................................57
         7.4  Cash Collateral for Letters of Credit.......................................................57

ARTICLE VIII - THE AGENT..................................................................................57
         8.1   Appointment and Authorization..............................................................57
         8.2   Delegation of Duties.......................................................................58
         8.3   Liability of Agent.........................................................................58
         8.4   Reliance by Agent..........................................................................58
         8.5   Notice of Default..........................................................................59
         8.6   Credit Decision............................................................................59
         8.7   Indemnification............................................................................60
         8.8   Agent in Individual Capacity...............................................................60
         8.9   Successor Agent............................................................................61
         8.10  Collateral Matters.........................................................................61

ARTICLE IX - MISCELLANEOUS................................................................................62
         9.1   Amendments and Waivers.....................................................................62
         9.2   Notices....................................................................................63
         9.3   No Waiver; Cumulative Remedies.............................................................64
         9.4   Costs and Expenses.........................................................................64
         9.5   Indemnity..................................................................................65
         9.6   Marshaling; Payments Set Aside.............................................................66
         9.7   Successors and Assigns.....................................................................66
         9.8   Assignments, Participations, etc...........................................................66
         9.9   Confidentiality............................................................................69
         9.10  Set-off; Sharing of Payments...............................................................69
         9.11  Notification of Addresses, Lending Offices, Etc............................................70
         9.12  Counterparts...............................................................................70
         9.13  Severability...............................................................................70
         9.14  Captions...................................................................................71
         9.15  Independence of Provisions.................................................................71
         9.16  Interpretation.............................................................................71
         9.17  No Third Parties Benefited.................................................................71
         9.18  Governing Law and Jurisdiction.............................................................71
         9.19  Waiver of Jury Trial.......................................................................72
         9.20  Entire Agreement; Release..................................................................72

ARTICLE X - TAXES, YIELD PROTECTION AND ILLEGALITY........................................................73
         10.1  Taxes......................................................................................73
         10.2  Illegality.................................................................................75
         10.3  Increased Costs and Reduction of Return....................................................76
         10.4  Funding Losses.............................................................................77
         10.5  Inability to Determine Rates...............................................................78
         10.6  Reserves on LIBOR Rate Loans...............................................................78
         10.7  Certificates of Lenders....................................................................78

         10.8  Survival...................................................................................79
         10.9  Replacement of Lender in Respect of Increased Costs........................................79
         10.10 Change of Lending Office...................................................................79

ARTICLE XI - DEFINITIONS..................................................................................79
         11.1  Defined Terms..............................................................................79
         11.2  Other Interpretive Provisions..............................................................98
               (a)  Defined Terms.........................................................................98
               (b)  The Agreement.........................................................................98
               (c)  Certain Common Terms..................................................................98
               (d)  Performance; Time.....................................................................98
               (e)  Contracts.............................................................................98
               (f)  Laws..................................................................................99
         11.3  Accounting Principles......................................................................99

SCHEDULES

Schedule 1.1(a)                     Term Loan Commitments
Schedule 1.1(b)                     Revolving Loan Commitments
Schedule 3.2                        Capitalization
Schedule 3.5                        Litigation
Schedule 3.7                        ERISA
Schedule 3.12                       Environmental
Schedule 3.17                       Intellectual Property
Schedule 3.18                       Subsidiaries
Schedule 5.1                        Liens
Schedule 5.5                        Indebtedness
Schedule 5.9                        Contingent Obligations
Schedule 11.1                       Prior Indebtedness

EXHIBITS

Exhibit 1.8(e)                      Excess Cash Flow Certificate
Exhibit 4.2(b)                      Compliance Certificate
Exhibit 11.1(a)                     Availability Certificate
Exhibit 11.1(b)                     Notice of Borrowing
Exhibit 11.1(c)                     Notice of Continuation/Conversion
Exhibit 11.1(d)                     Revolving Note
Exhibit 11.1(e)                     Term Note

                                CREDIT AGREEMENT

      This CREDIT AGREEMENT (this "Agreement") is entered into as of December 31, 2002, by and among True Temper Sports, Inc., a Delaware corporation (the "Borrower"), Antares Capital Corporation, a Delaware corporation, as agent for the several financial institutions from time to time party to this Agreement (collectively, the "Lenders" and individually each a "Lender") and for itself as a Lender, and such Lenders.

                              W I T N E S S E T H:

      WHEREAS, the Borrower has requested, and the Lenders have agreed to make available to the Borrower, a revolving credit facility (including a letter of credit subfacility) and a term loan upon and subject to the terms and conditions set forth in this Agreement;

      WHEREAS, (i) this Agreement, among other things, refinances that certain Credit Agreement, dated as of the September 30, 1998, as amended to date, among the Borrower, various lenders, DLJ Capital Funding, Inc., as syndicate agent, and Bank One, NA, as administrative agent and (ii) all of the Obligations (as defined below) owing pursuant to this Agreement are "Designated Senior Debt" as defined in the Indenture (as defined below);

      NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                             ARTICLE I - THE CREDITS

      1.1 Amounts and Terms of Commitments.

      (a) The Term Loan.

      Each Lender with a Term Loan Commitment severally and not jointly agrees, on the terms and conditions hereinafter set forth, to lend to the Borrower on the Closing Date the amount set forth opposite such Lender's name in Schedule 1.1(a) under the heading "Term Loan Commitment" (such amount being referred to herein as such Lender's "Term Loan Commitment"). Amounts borrowed under this subsection 1.1(a) are referred to as the "Term Loan." Amounts borrowed as a Term Loan which are repaid or prepaid by the Borrower may not be reborrowed.

      (b) The Revolving Credit.

      Each Lender with a Revolving Loan Commitment severally and not jointly agrees, on the terms and conditions hereinafter set forth, to make Loans to the Borrower (each such Loan, a "Revolving Loan") from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name in Schedule 1.1(b) under the heading "Revolving Loan Commitment" (such amount as the same may be reduced from time to time pursuant to subsection 1.8(f) hereof or as a result of one or more assignments pursuant to Section 9.8, being referred to herein as such Lender's "Revolving Loan Commitment"); provided, however, that, after giving effect to any Borrowing of Revolving Loans, the aggregate principal amount of all outstanding Revolving Loans shall not exceed the Maximum Revolving Loan Balance. Subject to the other terms and conditions hereof, amounts borrowed under this subsection 1.1(b) may be repaid and reborrowed from time to time. The "Maximum Revolving Loan Balance" from time to time will be the lesser of:

      (i) (x) the product obtained by multiplying (A) Adjusted Leverage EBITDA, times (B) the Leverage Multiple then in effect, minus (y) outstanding Total Debt (exclusive of the Revolving Loans), as calculated pursuant to the most recent Availability Certificate in effect from time to time, or

      (ii) the Aggregate Revolving Loan Commitment;

less, in either case, the amount of any Letter of Credit Participation Liability. If at any time the Revolving Loans exceed the Maximum Revolving Loan Balance, the Borrower shall prepay the Revolving Loans within five (5) Business Days in an amount sufficient to eliminate such excess.

      (c) Lender Letters of Credit and Letter of Credit Participation
Agreements.

      Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower herein set forth, the Revolving Loan Commitment may, in addition to advances under the Revolving Loan, be utilized, upon the request of the Borrower, for (i) the issuance of letters of credit by Agent (each such letter of credit, a "Lender Letter of Credit") or
(ii) the issuance of letter of credit participation agreements by Agent (each such letter of credit participation, a "Letter of Credit Participation Agreement") to confirm payment to banks (whether or not such banks are Lenders) which issue letters of credit for the account of the Borrower on behalf of each Lender having a Revolving Loan Commitment (severally and not jointly) according to such Lender's Revolving Loan Commitment. The aggregate amount of Letter of Credit Participation Liability with respect to all Lender Letters of Credit and Letter of Credit Participation Agreements outstanding at any time shall not exceed $3,000,000.

      The Borrower shall be irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind, to reimburse the Agent for any amounts paid by the Agent under any Lender Letter of Credit or Letter of Credit Participation Agreement. The Borrower hereby authorizes and directs the Lenders with Revolving Loan Commitments, at the Agent's option, to make a Revolving Loan in the amount of any payment made by the Agent with respect to any Lender Letter of Credit or Letter of Credit Participation Agreement. All amounts paid by the Agent with respect to any Lender Letter of Credit or Letter of Credit Participation Agreement that are not immediately repaid by the Borrower with the proceeds of a Revolving Loan or otherwise shall bear interest at the interest rate then applicable to Revolving Loans, calculated using the Base

Rate and the Applicable Margin then in effect. Each Lender agrees to fund its Commitment Percentage of any Revolving Loan made pursuant to this subsection 1.1(c) and, if no such Revolving Loans are made, each Lender with a Revolving Loan Commitment agrees to purchase, and shall be deemed to have purchased, a participation in such Lender Letter of Credit or Letter of Credit Participation Agreement in an amount equal to its ratable share of such Lender Letter of Credit or Letter of Credit Participation Agreement based upon the Revolving Loan Commitments then in effect and each Lender agrees to pay to the Agent such share of any payments made by the Agent under such Lender Letter of Credit or Letter of Credit Participation Agreement. The obligations of each Lender under the preceding two (2) sentences shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in
Section 2.2 hereof.

      In addition to all other terms and conditions set forth in this Agreement, the issuance by Agent of any Lender Letter of Credit or Letter of Credit Participation Agreement shall be subject to the condition precedent that the Lender Letter of Credit, Letter of Credit Participation Agreement or the letter of credit or written contract for which the Borrower requests a Letter of Credit Participation Agreement shall support a transaction entered into by the Borrower or one of its Subsidiaries in the Ordinary Course of Business, or otherwise reasonably acceptable to Agent, and shall be in such form, be for such amount, and contain such terms in connection with the issuance thereof as are reasonably satisfactory to Agent.

      The expiration date of each Lender Letter of Credit shall be on a date which is the earlier of (a) one year from its date of issuance, or (b) the fifth
(5th) day before the date set forth in clause (a) of the definition of Revolving Termination Date. Each Letter of Credit Participation Agreement shall provide that the Letter of Credit Participation Agreement terminates and all demands or claims for payment must be presented by a date certain, which date will be the earlier of (a) one year from its date of issuance, or (b) the fifth (5th) day before the date set forth in clause (a) of the definition of Revolving Termination Date.

      The Borrower shall give Agent at least seven (7) Business Days prior notice specifying the date a Lender Letter of Credit or Letter of Credit Participation Agreement is to be issued, identifying the beneficiary and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the drawing terms for the Lender Letter of Credit or form of each letter of credit or other written contract which will be supported by the Letter of Credit Participation Agreement.

      1.2 Notes.

      The Term Loan made by each Lender with a Term Loan Commitment shall be evidenced by a Term Note payable to the order of such Lender in an amount equal to such Lender's Term Loan Commitment. The Revolving Loans made by each Lender with a Revolving Loan Commitment shall be evidenced by a Revolving Note payable to the order of such Lender in an amount equal to such Lender's Revolving Loan Commitment.

      1.3 Interest.

      (a) Subject to subsections 1.3(c) and 1.3(d), each Loan shall bear interest on the outstanding principal amount thereof from the date when made at a rate per annum equal to the LIBOR or the Base Rate, as the case may be, plus the Applicable Margin. Each determination of an interest rate by the Agent shall be conclusive and binding on the Borrower and the Lenders in the absence of demonstrable error. All computations of fees and interest payable under this Agreement shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to but (subject to the provisions of subsections 1.10(a) and 1.10(b) hereof) excluding the last day thereof.

      (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any payment or prepayment of Loans in full.

      (c) At the election of the Agent or the Required Lenders while any Event of Default exists, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the Obligations, at a rate per annum which is determined by adding two percent (2.00%) per annum to the Applicable Margin then in effect for such Loans (plus the LIBOR or Base Rate, as the case may be) and, in the case of Obligations not subject to an Applicable Margin (other than the fees described in Section 1.9), at a rate per annum equal to the rate per annum applicable to Revolving Loans which are Base Rate Loans (including the Applicable Margin with respect thereto) plus two percent (2.00%); provided, however, that, on and after the expiration of any Interest Period applicable to any LIBOR Rate Loan outstanding during the continuance of such Event of Default, the principal amount of such Loan shall, during the continuation of such Event of Default, bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin plus two percent (2.00%). All such interest shall be payable on demand of the Agent or the Required Lenders.

      (d) Anything herein to the contrary notwithstanding, the obligations of the Borrower hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Lender, and in such event the Borrower shall pay such Lender interest at the highest rate permitted by applicable law.

      1.4 Loan Accounts.

      The Agent, on behalf of the Lenders, shall record on its books and records the amount of each Loan made, the interest rate applicable, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding. The Agent shall deliver to the Borrower on a monthly basis a loan statement setting forth such record for the immediately preceding month. Such record shall, absent demonstrable error, be conclusive evidence of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so, or any failure to deliver such loan statement shall not, however, limit or otherwise affect the obligation of the Borrower hereunder (and under any Note) to pay any amount owing with respect to the Loans or provide the basis for any claim against the Agent.

      1.5 Procedure for Revolving Credit Borrowing.

      (a) Each Borrowing under the Revolving Loan shall be made upon the Borrower's irrevocable (subject to Section 10.5 hereof) written notice delivered to the Agent in the form of a Notice of Borrowing, which notice must be received by the Agent prior to 11:00 a.m. (Chicago time) (i) on the requested Borrowing date in the case of each Base Rate Loan equal to or less than $1,000,000 and in the case of the initial Loans to be made on the Closing Date, (ii) on the date which is one (1) Business Day prior to the requested Borrowing date of each Base Rate Loan in excess of $1,000,000 but equal to or less than $3,000,000 and (iii) on the day which is three (3) Business Days prior to the requested Borrowing date in the case of each LIBOR Rate Loan and each Base Rate Loan in excess of $3,000,000; provided, that with respect to Loans subsequent to the initial Loans, the Borrower may give notice of the requested Borrowing to the Agent by telephone call or e-mail, with such notice confirmed not later than the following Business Day by delivery to the Agent of a signed Notice of Borrowing. Such Notice of Borrowing shall specify:

            1. the amount of the Borrowing (which shall be in an aggregate minimum principal amount of $100,000 and multiples of $50,000 in excess thereof);

            2. the requested Borrowing date, which shall be a Business Day;

            3. whether the Borrowing is to be comprised of LIBOR Rate Loans or Base Rate Loans; and

            4. if the Borrowing is to be LIBOR Rate Loans, the Interest Period applicable to such Loans.

provided, however, that with respect to the Borrowing to be made on the Closing Date, such Borrowing will consist of Base Rate Loans only and shall remain so for not less than three (3) Business Days. Thereafter, the Borrower may request that Revolving Loans be made as LIBOR Rate Loans and that Loans be converted to or continued as LIBOR Rate Loans provided only LIBOR Rate Loans having an Interest Period of one (1) month shall be permitted during the first sixty (60) days after the Closing Date.

      (b) Upon receipt of the Notice of Borrowing, the Agent will promptly notify each Lender with a Commitment affected thereby of such Notice and of the amount of such Lender's Commitment Percentage of the Borrowing.

      (c) Unless Agent is otherwise directed in writing by the Borrower, the proceeds of each requested Borrowing after the Closing Date will be made available to the

Borrower by the Agent by wire transfer (or ACH transfer) of such amount to the Borrower pursuant to the wire transfer instructions specified on the signature page hereto.

      1.6 Conversion and Continuation Elections.

      (a) The Borrower may upon irrevocable (subject to subsection 10.2(c) and Section 10.5) written notice to the Agent in accordance with subsection 1.6(b) elect to convert on any Business Day, any Base Rate Loans into LIBOR Rate Loans or elect to continue on the last day of the applicable Interest Period any LIBOR Rate Loans having Interest Periods maturing on such day, in each instance, in whole or in part in an amount not less than $100,000, or that is in an integral multiple of $50,000 in excess thereof.

      (b) The Borrower shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than 11:00 a.m. (Chicago time) at least three
(3) Business Days in advance of the requested Conversion Date or continuation date, specifying:

            (i)   the proposed Conversion Date or continuation date;

            (ii)  the aggregate amount of Loans to be converted or continued;
                  and

            (iii) the duration of the requested Interest Period with respect to the Loans to be converted or continued as LIBOR Rate Loans.

      (c) If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the Borrower has failed to select timely a new Interest Period to be applicable to such LIBOR Rate Loans or if any Event of Default shall then exist, the Borrower shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

      (d) Upon receipt of a Notice of Conversion/Continuation, the Agent will promptly notify each Lender thereof. In addition, the Agent will, with reasonable promptness, notify the Borrower and the Lenders of each determination of a LIBOR Rate; provided that any failure to do so shall not relieve the Borrower of any liability hereunder or provide the basis for any claim against the Agent. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

      (e) Unless the Agent or Required Lenders shall otherwise agree, during the existence of an Event of Default, the Borrower may not elect to have a Loan converted into or continued after the expiration date of the current Interest Period of such Loan as a LIBOR Rate Loan.

      (f) Notwithstanding any other provision contained in this Agreement, after giving effect to any Borrowing, or to any continuation or conversion of any Loans, there shall not be more than ten (10) different Interest Periods in effect.

      1.7 Optional Prepayments.

      (a) The Borrower may at any time upon at least one (1) Business Day's prior written notice to the Agent, prepay the Loans in whole or in part, and in the case of Term Loans, in an amount greater than or equal to $100,000, in each instance, without penalty or premium except as provided in Section 10.4. Optional partial prepayments of Term Loans shall be applied in the manner set forth in subsection 1.8(f). Optional partial prepayments of Term Loans in amounts less than $100,000 shall not be permitted.

      (b) The notice of any prepayment shall not thereafter be revocable by the Borrower and the Agent will promptly notify each Lender thereof and of such Lender's Commitment Percentage of such prepayment. The payment amount specified in such notice shall be due and payable on the date specified therein. Together with each prepayment under this Section 1.7, the Borrower shall pay any amounts required pursuant to Section 10.4.

      1.8 Mandatory Prepayments of Loans and Commitment Reductions.

      (a) Scheduled Term Loan Payments.

      The principal amount of the Term Loan shall be paid in installments on the dates and in the respective amounts shown below (as reduced pursuant to the provisions of subsection 1.8(f) hereof):

      Date of Payment                              Amount of Payment
      ---------------                              -----------------
      March 28, 2003                                   $1,000,000
      June 27, 2003                                    $1,000,000
      September 26, 2003                               $1,000,000
      December 31, 2003                                $1,000,000
      March 26, 2004                                   $1,125,000
      June 25, 2004                                    $1,125,000
      September 24, 2004                               $1,125,000
      December 31, 2004                                $1,125,000
      April 1, 2005                                    $1,250,000
      July 1, 2005                                     $1,250,000
      September 30, 2005                               $1,250,000
      December 31, 2005                                $1,250,000
      March 31, 2006                                   $1,375,000
      June 30, 2006                                    $1,375,000
      September 29, 2006                               $1,375,000
      December 31, 2006                                $1,375,000
      March 30, 2007                                   $1,500,000
      June 27, 2007                                    $1,500,000
      September 26, 2007                               $1,500,000
      December 31, 2007                                $1,500,000

      (b)   Revolving Loan.

      The Borrower shall repay to the Lenders in full on the date specified in clause (a) of the definition of "Revolving Termination Date" the aggregate principal amount of the Revolving Loans outstanding on the Revolving Termination Date.

      (c) Asset Dispositions.

      If the Borrower or any of its Subsidiaries (other than the China Subsidiary) shall at any time or from time to time:

      (i) make a Disposition; or

      (ii) suffer an Event of Loss;

and the aggregate amount of the Net Proceeds received by the Borrower and its Subsidiaries (other than the China Subsidiary) in connection with such Disposition or Event of Loss and all other Dispositions and Events of Loss exceeds (1) $500,000 during any fiscal year of the Borrower or (2) $2,000,000 during the term of this Agreement, then (A) the Borrower shall promptly notify the Agent of such Disposition or Event of Loss (including the amount of the estimated Net Proceeds to be received by the Borrower and/or any of its Subsidiaries in respect thereof) and (B) promptly upon receipt by the Borrower or such Subsidiary of the Net Proceeds of such Disposition or Event of Loss, the Borrower or such Subsidiary shall deliver such Net Proceeds to the Agent for distribution to the Lenders as a prepayment of the Loans, which prepayment shall be applied in accordance with subsection 1.8(f) hereof. Notwithstanding the foregoing, and provided no Event of Default shall have occurred and be continuing, such prepayment shall not be required to the extent the Borrower (I) notifies the Agent in writing of its election to (x) reinvest the Net Proceeds of such Disposition or Event of Loss or a portion thereof, in productive assets of a kind then used or usable in the business of the Borrower or such Subsidiary, within one hundred eighty (180) days after the date of such Disposition or Event of Loss or (y) enter into a binding commitment thereof within said one hundred eighty (180) day period, and (II) the Borrower, in fact,
(x) so reinvests such Net Proceeds, or such portion thereof, within said one hundred eighty(180) day period or (y) enters into a binding commitment thereof within said one hundred eighty (180) day period and subsequently makes such reinvestment. Pending such reinvestment, the Net Proceeds shall be delivered to the Agent, for distribution to the Lender, as a prepayment of the Revolving Loans, but not as a permanent reduction of the Revolving Loan Commitment. Any portion of Net Proceeds not reinvested as provided herein shall applied as a prepayment of the Loans, which prepayment shall be applied in accordance with subsection 1.8(f) hereof.

      (d) Issuance of Securities.

      Immediately upon the receipt by Holdings, the Borrower or any of its Subsidiaries of the Net Issuance Proceeds in excess of $500,000 in the aggregate during the term of this Agreement of the issuance of equity securities or debt securities (other than Net Issuance Proceeds from the issuance of (i) debt securities in respect of Indebtedness permitted hereunder, (ii) equity securities to management, (iii) equity securities, the proceeds of which are used on or around the date they are received by Holdings, the Borrower or any of its Subsidiaries to finance Permitted Acquisitions and Capital Expenditures permitted HEREUNDER and (iv) provided no Event of Default has occurred and is continuing, equity securities issued after the Closing Date to Persons who are stockholders of Holdings on the Closing Date (the proceeds referred to in this clause (iv) are collectively referred to as "Excluded Equity Proceeds"), the Borrower shall deliver to Agent an amount equal to such proceeds, net of underwriting discounts associated therewith, for application to the Loans in accordance with subsection 1.8(f).

      (e) Excess Cash Flow.

      Within five (5) days after the annual financial statements are required to be delivered under subsection 4.1(a) hereof, commencing with the fiscal year ending December 31, 2003, the Borrower shall deliver to the Agent a written calculation of Excess Cash Flow of the Borrower for such fiscal year in the form of Exhibit 1.8(e) and certified as correct on behalf of the Borrower by a Responsible Officer and concurrently therewith shall deliver to the Agent, for distribution to the Lenders, an amount equal to 50% of such Excess Cash Flow, for application to the Loans in accordance with the provisions of subsection 1.8(f) hereof. Excess Cash Flow shall be calculated in the manner set forth in
Exhibit 1.8(e).

      (f) Application of Prepayments.

      Any prepayments pursuant to Section 1.7 and subsections 1.8(c), (d) and
(e) shall be applied first to prepay installments of the Term Loan coming due pro rata against all such scheduled installments based upon the respective amounts thereof, and then in reduction of the Revolving Loan, effective as of the earlier of the date that such prepayment is made or the date by which such prepayment is due and payable hereunder. To the extent permitted by the foregoing sentence, amounts prepaid shall be applied first to any Base Rate Loans then outstanding and then to outstanding LIBOR Rate Loans with the shortest Interest Periods remaining. Together with each prepayment under this
Section 1.8, the Borrower shall pay any amounts required pursuant to Section
10.4 hereof.

      1.9 Fees.

      (a) Arrangement, Closing and Agent's Fees.

      The Borrower shall pay to Antares for Antares' own account an arrangement fee, a closing fee and an agent's fee in the amounts and at the times set forth in a letter agreement between the Borrower and Antares dated of even date herewith.

      (b) Commitment Fee.

      The Borrower shall pay to Agent, for the ratable benefit of the Lenders having Revolving Loan Commitments, a fee (the "Commitment Fee") in an amount equal to

            (i) the Aggregate Revolving Loan Commitment, less

            (ii) the sum of (x) the average daily balance of all Revolving Loans outstanding plus (y) the average daily amount of the Letter of Credit Participation Liability, in each case, during the preceding month, multiplied by one-half of one percent (0.50%) per annum, such fee to be payable monthly in arrears on the first day of the month following the date hereof and the first day of each month thereafter. The Commitment Fee provided in this subsection 1.9(b) shall accrue at all times from and after mutual execution and delivery of this Agreement.

      (c) Letter of Credit Participation Fee.

      The Borrower shall pay to Agent, for the ratable benefit of the Lenders having Revolving Loan Commitments, fees for each Lender Letter of Credit and each Letter of Credit Participation Agreement (the "Letter of Credit Participation Fee") for the period from and including the date of issuance of same to and excluding the date of expiration or termination, equal to the average daily amount of Letter of Credit Participation Liability multiplied by three and one-half of one percent (3.50%) per annum; provided, however, at Agent's or Required Lenders' option, while an Event of Default exists such percent shall be increased to five and one-half of one percent (5.50%) per annum, such fees to be payable monthly in arrears on the first day of the month following the date hereof and the first day of each month thereafter. The Borrower shall also reimburse Agent for any and all fees and expenses, if any, paid by Agent, or required to be paid, to the issuer of any Letter of Credit or any letter of credit subject to a Letter of Credit Participation Agreement.

      1.10 Payments by the Borrower.

      (a) All payments (including prepayments) to be made by the Borrower on account of principal, interest, fees and other amounts required hereunder shall be made without set-off, recoupment, counterclaim or deduction of any kind, shall, except as otherwise expressly provided herein, be made to the Agent for the ratable account of the Lenders at the address for payment specified on the signature page hereof in relation to the Agent (or such other address as Agent may from time to time specify in accordance with Section 9.2), and shall be made in Dollars and in immediately available funds, no later than noon (Chicago time) on the date due. Any payment which is received by the Agent later than noon (Chicago time) shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue. The Borrower hereby authorizes Agent and each Lender to make a Revolving Loan (which shall be a Base Rate Loan) to pay (i) interest, principal, agent fees, Commitment Fees and Letter of Credit Participation Fees, in each instance, on the date due, or (ii) after five (5) Business Days prior notice to the Borrower, other fees, costs or expenses payable by the Borrower or any of its Subsidiaries pursuant to the terms of this Agreement or the other Loan Documents.

      (b) Subject to the provisions set forth in the definition of "Interest Period" herein, if any payment hereunder shall be stated to be due on a day other than a Business

Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

      (c) Except for payments collected or received prior to the occurrence of an Event of Default in respect of a specific Obligation, all amounts collected or received by Agent shall be applied as follows:

            first, to payment of costs and expenses, including Attorney Costs, of Agent payable or reimbursable by Borrower under the Loan Documents;

            second, to the payment of fees owed to Agent;

            third, to payment of Attorney Costs of Lenders payable or reimbursable by Borrower under this Agreement;

            fourth, to payment of all accrued unpaid interest on the Obligations;

            fifth, to payment of principal of the Obligations (including, if an Event of Default has occurred and is continuing, cash collateralization of Letter of Credit Participation Liability);

            sixth, to payment of any other amounts owing constituting
      Obligations;

            seventh, to payment of any Rate Contract Obligations; and

            eighth, any remainder shall be for the account of and paid to whoever may be lawfully entitled thereto.

         In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of Lenders shall receive an amount equal to its pro rata share of amounts available to be applied pursuant to clauses third, fourth, fifth, sixth and seventh above.

      1.11  Payments by the Lenders to the Agent; Settlement.

      (a) As set forth in subsection 1.5(b), upon receipt of a Notice of Borrowing, the Agent will promptly notify each Lender of such Lender's Commitment Percentage of the Borrowing requested thereby. Each Lender with a Revolving Loan Commitment will fund its Commitment Percentage of Borrowings of Revolving Loans to Agent at Agent's account specified on its signature page hereto, or to such other account as Agent may designate in writing, no later than 1:00 p.m. (Chicago time) on the scheduled Borrowing date.

      (b) Unless the Agent shall have received notice from a Lender on the Closing Date or, with respect to each Borrowing after the Closing Date, by 12:00 p.m. (Chicago time) on the date of any proposed Borrowing, that such Lender will not make available to the Agent as and when required hereunder for the account of the Borrower the amount of such

Lender's Commitment Percentage of the proposed Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the applicable Borrowing date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Borrower such amount, that Lender shall on the next Business Day following the date of such Borrowing make such amount available to the Agent, together with interest at the Federal Funds Rate for and determined as of each day during such period. A notice of the Agent submitted to any Lender with respect to amounts owing under this subsection 1.11(b) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the next Business Day following the date of such Borrowing, the Agent shall notify the Borrower of such failure to fund and, no later than one (1) Business Day after demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

      (c) The failure of any Lender to make any Loan on any date of Borrowing shall not relieve any other Lender of any obligation hereunder to make a Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing. Without limiting the generality of the foregoing, each Lender shall be obligated to fund its Commitment Percentage of any Revolving Loan made after any acceleration of the Obligations with respect to any draw on any Lender Letter of Credit or any payment made under any Letter of Credit Participation Agreement.

      (d) Provided that such Lender has made all payments required to be made by it under this Agreement, the Agent will pay to such Lender, by wire transfer to such Lender's account (as specified by such Lender on such Lender's respective signature page to this Agreement or the applicable Assignment and Acceptance) such Lender's Commitment Percentage of principal, interest, Commitment Fees and Letter of Credit Participation Fees, in each instance, received by Agent, promptly after Agent's receipt thereof.

      (e) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full as and when required hereunder, the Agent may assume that the Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If the Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by the Agent from the Borrower and such related payment is not received by the Agent, the Agent shall be entitled to recover such amount from such Lender, and each Lender shall repay to Agent on demand such amount, together with interest thereon for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate, without setoff, recoupment, counterclaim or deduction of any kind. If the Agent determines at any time that any amount received by the Agent under this Agreement must be returned to the Borrower or paid to any other Person pursuant to any solvency, fraudulent conveyance or similar law or otherwise, then, notwithstanding any other term or condition of this Agreement, the Agent will not be required to distribute any portion of such payment to any Lender. In addition, each Lender will repay to the Agent on demand any portion of such amount that the Agent has distributed to such Lender, together with interest thereon at such rate, if any, as the Agent is required to pay to the Borrower or such other Person, without setoff, recoupment, counterclaim or deduction of any kind.

                       ARTICLE II - CONDITIONS PRECEDENT

      2.1 Conditions of Initial Loans.

      The obligation of each Lender to make its initial Loan and of the Agent to issue the initial Lender Letter of Credit or Letter of Credit Participation Agreement hereunder, is subject to the condition that the following conditions shall have been met, and that the Agent shall have received on or before the Closing Date all of the following, in form and substance reasonably satisfactory to the Agent and each Lender and (except for the Notes and any instruments or documents which are Pledged Collateral) in sufficient counterparts for each Lender, duly executed by all parties thereto:

      (a) Credit Agreement and Notes.

      This Agreement executed by the Borrower, the Agent and each of the Lenders, and the Notes executed by the Borrower;

      (b) Secretary's Certificates; Resolutions; Incumbency.

      A certificate of the Secretary or Assistant Secretary of Holdings, the Borrower, and each Subsidiary of the Borrower which is a party to any Loan Documents, certifying:

            (i) the names and true signatures of the officers of Holdings, the Borrower and each such Subsidiary authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered hereunder; and

            (ii) copies of the resolutions of the board of directors or other governing body of Holdings, the Borrower and each such Subsidiary approving and authorizing the execution, delivery and performance, as applicable, by Holdings, the Borrower or such Subsidiary of this Agreement and the other Loan Documents to be executed or delivered by it hereunder;

      (c) Certificate of Incorporation; By-laws and Good Standing.

      Each of the following documents:

            (i) the Organization Documents of Holdings, the Borrower and each Subsidiary of the Borrower which is party to any Loan Documents, as such Organization Documents are in effect on the Closing Date, certified by the Secretary of State (or similar, applicable Governmental Authority) of the state of incorporation or formation, as applicable, of Holdings, the Borrower or such Subsidiary as of a recent date, if and as applicable, all certified by the Secretary or Assistant Secretary of Holdings, the Borrower or such Subsidiary as of the Closing Date; and

            (ii) a good standing certificate for Holdings, the Borrower and each Subsidiary of the Borrower which is a party to any Loan Document from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation or formation, as applicable, and each state where Holdings, the Borrower or such Subsidiary is qualified to do business as a foreign entity as of a recent date;

      (d) Collateral Documents.

      The Collateral Documents, executed by Holdings, the Borrower or any Subsidiary of the Borrower, as applicable, in appropriate form for recording, where necessary, together with:

            (i) acknowledgment copies of all UCC-l financing statements filed, registered or recorded to perfect the security interests of the Agent, for the benefit of Agent and the Lenders, granted pursuant to the Collateral Documents, or other evidence reasonably satisfactory to the Agent that there has been filed, registered or recorded all financing statements and other filings, registrations and recordings reasonably necessary and advisable to perfect the Liens of the Agent, for the benefit of Agent and the Lenders, granted pursuant to the Collateral Documents, in accordance with applicable law;

            (ii) uniform commercial code financing statement, federal and state tax lien, pending litigation and judgment searches as the Agent shall have reasonably requested of Holdings and the Borrower and its Subsidiaries, and such termination statements, releases or other documents as may be reasonably necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens);

            (iii) all certificates and instruments representing the Pledged Collateral, irrevocable proxies and stock transfer powers executed in blank or other executed endorsements reasonably satisfactory to the Agent, with signatures guaranteed as the Agent may require;

            (iv) evidence that all other actions reasonably necessary or, in the reasonable opinion of the Agent, desirable to perfect and protect the Liens created by the Collateral Documents have been taken;

            (v) funds sufficient to pay any filing or recording tax or fee in connection with any and all UCC-1 financing statements and, if applicable, the Mortgages, all title insurance premiums, documentary stamp or intangible taxes, recording fees and mortgage taxes payable in connection with the recording of any Mortgage or filing of any financing statements or the issuance of the title insurance policies (whether due on the Closing Date or in the future), including sums due in connection with any future advances in connection with each of the foregoing (so long as invoices have been provided on or prior to the date hereof);

            (vi) with respect to the Olive Branch, Mississippi property and Amory, Mississippi leased premises for which there is delivered a Mortgage (the "Mortgaged Properties"), an A.L.T.A. mortgagee policy of title insurance or a binder issued by a title insurance company reasonably satisfactory to the Agent insuring (or undertaking to insure, in the case of a binder) that the Mortgage creates and constitutes a valid first Lien against such real Property in favor of the Agent, for the benefit of Agent and the Lenders, in an amount and subject only to exceptions reasonably acceptable to the Agent, with such endorsements and affirmative insurance as the Agent may reasonably request;

            (vii) current ALTA surveys and surveyor's certifications as to the Mortgaged Properties, each in form and substance reasonably satisfactory to the Agent; and

            (viii) such landlord's waiver executed by landlords for the leased premises located at Amory, Mississippi, El Cajon, California and Memphis, Tennessee;

      (e) Legal Opinion.

      The legal opinion of Kirkland & Ellis, as special counsel to Holdings, the Borrower and its Subsidiaries, addressed to the Agent and the Lenders, in form and substance reasonably satisfactory to Agent;

      (f) Payment of Fees.

      The Borrower shall have paid all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with reasonable Attorney Costs of the Agent;

      (g) Certificate.

      A certificate signed on behalf of the Borrower by a Responsible Officer, dated as of the Closing Date, stating that:

            (i) the representations and warranties contained in Article III hereof are true and correct in all material respects on and as of such date, as though made on and as of such date;

            (ii) no Default or Event of Default exists or would result from the initial Borrowing or issuance of the initial Lender Letter of Credit or Letter of Credit Participation Agreement; and

            (iii) there has occurred since December 31, 2001 no event or circumstance that has resulted in or would reasonably be expected to result in a Material Adverse Effect;

      (h) Financial Statements.

      Copies of all of the financial statements of the Borrower and its Subsidiaries referred to in Section 3.11 together with a pro forma balance sheet giving effect to the transactions contemplated hereby and the Related Transactions, certified on behalf of the Borrower by a Responsible Officer;

      (i) Insurance Policies.

      Evidence reasonably satisfactory to the Agent that all insurance required to be maintained in accordance with Section 4.6 has been obtained and is in full force and effect;

      (j) Environmental Review.

      An environmental site assessment with respect to any real Property owned or operated by the Borrower or any of its Subsidiaries, dated as of a recent date prior to the Closing Date, prepared by a qualified firm reasonably acceptable to the Agent and the Lenders;

      (k) Due Diligence.

      Evidence of completion to the satisfaction of the Agent of such investigations, reviews and audits with respect to the Borrower and the Related Transactions as the Agent or any Lender may deem appropriate;

      (l) Insurance Review.

      A review of the Borrower's insurance coverages, prepared by a qualified firm reasonably acceptable to the Agent, dated as of a recent date prior to the Closing Date and otherwise in form and substance reasonably satisfactory to the Agent;

      (m) Availability.

      Not more than $1,000,000 in Revolving Loans shall be advanced and no more than $1,000,00 of Letter of Credit Participation Liability shall be outstanding, in each case, on the Closing Date, and after giving effect to the funding of the initial Loans and issuance of initial Letters of Credit, the Maximum Revolving Loan Balance shall exceed the outstanding principal balance of Revolving Loans by not less than $13,500,000;

      (n) Prior Indebtedness.

      A payoff letter from each lender of any Prior Indebtedness in form and substance reasonably satisfactory to the Agent, together with such UCC-3 termination statements, releases of mortgage Liens and other instruments, documents and/or agreements necessary or appropriate to terminate any Liens in favor of such lenders securing Prior Indebtedness which is to be paid off on the Closing Date as the Agent may reasonably request, duly executed and in form and substance reasonably satisfactory to the Agent;

      (o) Subordinated Holdings Discount Notes.

      (i) $14,100,000 shall have been applied to reduce the Indebtedness evidenced by the Subordinated Holdings Discount Note held by Canterbury Mezzanine Capital II, L.P., with $13,428,571.43 applied to the principal balance thereof and $671,428.57 applied to satisfy a prepayment penalty and other amounts owing thereunder and (ii) $9,400,000 shall have been funded into an account of Holdings in which no other funds are, or will be, maintained, for further distribution on or prior to April 1, 2003 to reduce the Indebtedness evidenced by the Subordinated Holdings Discount Note held by BNY Capital Partners, L.P., with $8,952,380.95 to be applied to the principal balance thereof and $447,619.05 to be applied to satisfy a prepayment penalty and other amounts owing thereunder;

      (p) Projections.

      Projections satisfactory to Agent with respect to the Borrower for the five (5) year period ending December 31, 2007;

      (q) EBITDA.

      The Borrower's EBITDA for the twelve (12) month period ending on November 30, 2002 shall be at least $31,500,000; and

      (r) Other Documents.

      Such other approvals, opinions, documents or materials as the Agent or any Lender may reasonably request.

      2.2 Conditions to All Borrowings.

      The obligation of each Lender to make any Loan and of the Agent to issue any Lender Letter of Credit or Letter of Credit Participation Agreement, is subject to the satisfaction of the following conditions precedent on the relevant Borrowing or issuance date:

      (a) Notice of Borrowing.

      The Agent shall have received a Notice of Borrowing in accordance with
Section 1.5;

      (b) Continuation of Representations and Warranties.

      The representations and warranties made by the Borrower contained in
Article III shall be true and correct in all material respects on and as of such Borrowing or issuance date with the same effect as if made on and as of such Borrowing or issuance date (except to the extent such representations and warranties (i) expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, or (ii) are not true and correct due to events or conditions, the occurrence or existence of which are not prohibited by this Agreement or the other Loan Documents and which do not, in and of themselves, constitute a Default or an Event of Default);

      (c) No Existing Default.

      No Default or Event of Default shall exist or shall result from such Borrowing or issuance;

      (d) Availability Certificate.

      After giving effect to such Borrowing or issuance, the outstanding principal balance of the Revolving Loans does not exceed the then Maximum Revolving Loan Balance; and

      Each Notice of Borrowing submitted by the Borrower hereunder shall constitute a representation and warranty by the Borrower hereunder, as of the date of each such notice or application and as of the date of each Borrowing or issuance that the conditions in Section 2.2 are satisfied.

      2.3 Conditions to Certain Loans. In the event the proceeds of the Revolving Loan are to be used to finance all or a portion of the purchase price of a Permitted Acquisition, the obligations of each Lender to make such Loan is subject to the satisfaction of the following conditions precedent on the relevant Borrowing date:

      (a) Evidence of Perfected First Priority Security Interest. With respect to the Target acquired or financed with the proceeds of a Loan, and prior to or simultaneously with the funding of such Loan, the Agent shall have been granted, for the benefit of Agent and the Lenders, a first priority Lien on and security interest in such Target thereof, subject only to Permitted Liens, and shall have received, without limitation, (a) the items described in subsection 2.1(d)(ii) and Section 4.11, and (b) duly executed uniform commercial code financing statements or amendments to existing financing statements with respect to such Target, in form and substance reasonably satisfactory to the Agent and which, upon filing, shall perfect the first priority security interest of the Agent, for the benefit of Agent and the Lenders, in such Property to the extent such security interest can be perfected by filing such financing statements. In the event real Property is being acquired in connection with such Acquisition, prior to or simultaneously with the funding of such Loan, to the extent the Agent requests, the Agent shall have received (x) to the extent not encumbered with a Lien permitted under subsection 5.1(h) (so long as the underlying documents pertaining to such Lien prohibit the Borrower from granting a Mortgage with respect to the real Property subject to such Lien), a fully executed Mortgage, in form and substance reasonably satisfactory to the Agent together with an A.L.T.A. lender's title insurance policy issued by a title insurer reasonably satisfactory to the Agent, in form and substance and in an amount reasonably satisfactory to the Agent insuring that the Mortgage is a valid and enforceable first priority Lien on the respective Property, free and clear of all defects, encumbrances and Liens other than Permitted Liens, (y) to the extent not encumbered with a Lien permitted under subsection 5.1(h) (so long as the underlying documents pertaining to such Lien prohibit the Borrower from granting a Mortgage with respect to the real Property subject to such Lien), then current A.L.T.A. surveys, certified to the Agent by a licensed surveyor sufficient to allow the issuer of the lender's title insurance policy to issue such policy without a survey exception and (z) an environmental site assessment prepared by a qualified firm reasonably acceptable to the Agent and the Required Lenders, in form and substance reasonably satisfactory to the Agent and the Required Lenders.

      (b) Approval. Such Acquisition is a Permitted Acquisition.

                  ARTICLE III - REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants to the Agent and each Lender that the following are true, correct and complete:

      3.1 Corporate Existence and Power.

      Holdings, the Borrower and each of its Subsidiaries:

      (a) is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable;

      (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and execute, deliver, and perform its obligations under, the Loan Documents to which it is a party;

      (c) is duly qualified as a foreign corporation, limited liability company or limited partnership, as applicable, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license; and

      (d) is in compliance with all Requirements of Law;

except, in each case referred to in clause (c) or clause (d) above, to the extent that the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

      3.2 Corporate Authorization; No Contravention.

      (a) The execution, delivery and performance by the Borrower of this Agreement, and Holdings, the Borrower and its Subsidiaries of any other Loan Document to which such Person is party, have been duly authorized by all necessary action, and do not and will not:

            (i) contravene the terms of any of that Person's Organization Documents;

            (ii) conflict with or result in any material breach or contravention of, or result in the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; or

            (iii) violate any material Requirement of Law in any material respect.

      (b) Schedule 3.2 sets forth the authorized equity securities of (i) Holdings as of the Closing Date and (ii) Borrower and each Subsidiary of Borrower. All issued and outstanding equity securities of each of Holdings, Borrower and each Subsidiary of Borrower are duly authorized and validly issued, fully paid, non-assessable, and, with respect to equity securities of Borrower and its Subsidiaries, are free and clear of all Liens other than those in favor of Agent, for the benefit of Agent and Lenders. All such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities. All of the issued and outstanding equity securities of Borrower is owned by Holdings. All of the issued and outstanding equity securities of each Subsidiary of Borrower is owned by Borrower. As of the Closing Date, all of the issued and outstanding equity securities of Holdings is owned by the Persons and in the amounts set forth on Schedule 3.2. Except as set forth on Schedule 3.2, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any shares of capital stock, membership interests or other securities of Borrower, any of its Subsidiaries and, as of the Closing Date, Holdings.

      3.3 Governmental Authorization.

      No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Holdings, the Borrower or any of the Borrower's Subsidiaries of this Agreement or any other Loan Document except

(a) for recordings and filings in connection with the Liens granted to the Agent under the Collateral Documents and (b) those obtained or made on or prior to the Closing Date.

      3.4 Binding Effect.

      This Agreement and each other Loan Document to which Holdings, the Borrower or any of the Borrower's Subsidiaries is a party constitute the legal, valid and binding obligations of Holdings, the Borrower and each such Subsidiary which is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

      3.5 Litigation.

      Except as specifically disclosed in Schedule 3.5, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against Holdings, the Borrower, or the Borrower's Subsidiaries or any of their respective Properties which:

      (a) purport to pertain to this Agreement or any other Loan Document; or

      (b) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (without limiting the foregoing) result in equitable relief or monetary judgment(s), individually or in the aggregate, in excess of $1,500,000.

      No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement, any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

      3.6 No Default.

      No Default or Event of Default exists or would result from the incurring of any Obligations by the Borrower or the grant or perfection of the Agent's Liens on the Collateral. Neither Holdings, the Borrower nor any of the Borrower's Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 7.1(e).

      3.7 ERISA Compliance.

      (a) Schedule 3.7 lists all Qualified Plans and Multiemployer Plans as of the Closing Date. The Borrower and each of its Subsidiaries is in compliance in all material respects with all requirements of each Plan, and each Plan complies in all material respects, and is operated in compliance in all material respects, with all applicable provisions of law. The Borrower is not aware, after due inquiry, of any item of non-compliance which could potentially result in the loss of Plan qualification or tax-exempt status, or give rise to a material excise tax or other penalty imposed by a Governmental Authority. No material proceeding, claim, lawsuit and/or investigation is pending concerning any Plan. All required contributions have been and will be made in accordance with the provisions of each Qualified Plan and Multiemployer Plan, and with respect to the Borrower or any ERISA Affiliate, there are, have been and will be no material Unfunded Pension Liabilities or Withdrawal Liabilities.

      (b) No ERISA Event has occurred or would reasonably be expected to occur with respect to any Qualified Plan, Multiemployer Plan or Plan that would be materially adverse to Borrower or result in any liability in excess of $200,000.

      (c) Members of the Controlled Group currently comply and have complied in all material respects with the notice and continuation coverage requirements of
Section 4980B of the Code.

      3.8 Use of Proceeds; Margin Regulations.

      The proceeds of the Loans are intended to be and shall be used solely for the purposes set forth in and permitted by Section 4.10, and are intended to be and shall be used in compliance with Section 5.8. Neither Holdings, the Borrower nor any of its Subsidiaries is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. Proceeds of the Loans shall not be used for the purpose of purchasing or carrying Margin Stock.

      3.9 Title to Properties.

      Holdings, the Borrower and each of its Subsidiaries have good record and marketable title in fee simple to, or valid leasehold interests in, all real Property necessary in the ordinary conduct of their respective businesses, except for Permitted Liens. The Property of Holdings, the Borrower and its Subsidiaries is subject to no Liens, other than Permitted Liens.

      3.10 Taxes.

      Holdings, the Borrower and its Subsidiaries have filed all federal and other material tax returns and reports required to be filed, and have paid all federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their Properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently prosecuted and for which adequate reserves have been provided in accordance with GAAP and, to the Borrower's knowledge, no notice of Lien has been filed or recorded with the applicable Governmental Authority. To the Borrower's knowledge, there is no proposed tax assessment against

Holdings, the Borrower or any of its Subsidiaries which would, if the assessment were made, either individually or in the aggregate, have a Material Adverse Effect.

      3.11 Financial Condition.

      (a) Each of (i) the audited consolidated balance sheet of the Borrower and its Subsidiaries dated December 31, 2001, and the related audited consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date and (ii) the unaudited interim consolidated balance sheet of the Borrower and its Subsidiaries dated November 30, 2002 and the related unaudited consolidated statements of income, shareholders' equity and cash flows for the eleven (11) months then ended:

            (x) were prepared in accordance with GAAP consistently applied throughout the respective periods covered thereby, except as otherwise expressly noted therein, subject to, in the case of the unaudited interim financial statements, normal year-end adjustments and the lack of footnote disclosures; and

            (y) present fairly in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as of the dates thereof and results of operations for the periods covered thereby.

      (b) Since December 31, 2001, there has been no Material Adverse Effect.

      (c) Holdings, the Borrower and its Subsidiaries have no Indebtedness other than Indebtedness permitted pursuant to Section 5.5 and have no Contingent Obligations other than Contingent Obligations permitted pursuant to Section 5.9.

      (d) The projections delivered to Agent and Lenders under subsection 2.1(p) have been prepared by the Borrower in good faith and are based on reasonable estimates and assumptions believed by the Borrower to be reasonable in light of the conditions which existed at the time the projections were prepared and as of the Closing Date.

      3.12 Environmental Matters.

      (a) The on-going operations of Holdings, the Borrower and each of its Subsidiaries comply in all respects with all Environmental Laws, except for any such non-compliance which would not (if enforced in accordance with applicable law) reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect.

      (b) Holdings, the Borrower and each of its Subsidiaries have obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") and necessary for their respective Ordinary Course of Business, all such Environmental Permits are in good standing, and Holdings, the Borrower and each of its Subsidiaries are in compliance with all material terms and conditions of such Environmental Permits, except where the failure to obtain, to maintain in good standing, or to be in compliance with such Environmental Permits would not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect.

      (c) Except as set forth on Schedule 3.12, none of Holdings, the Borrower, any of its Subsidiaries or any of their respective present Property or operations, is subject to any outstanding written order from or agreement with any Governmental Authority, nor subject to any judicial or docketed administrative proceeding, respecting any liability relating to any Environmental Law, Environmental Claim or Hazardous Material.

      (d) Except as set forth on Schedule 3.12, there are no Hazardous Materials existing with respect to any Property, or arising from operations prior to the Closing Date, of Holdings, the Borrower or any of its Subsidiaries that would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. In addition, neither Holdings, the Borrower nor any of its Subsidiaries has any underground storage tanks (i) that are not properly registered or permitted under applicable Environmental Laws, or (ii) that are leaking or disposing of Hazardous Materials.

      3.13 Collateral Documents.

      All representations and warranties of Holdings, the Borrower, any of its Subsidiaries or any other party to any Collateral Document (other than the Agent and/or any Lender) contained in the Collateral Documents are true and correct in all material respects as of the date made or deemed made.

      3.14 Regulated Entities.

      None of the Borrower, any Person controlling the Borrower, or any Subsidiary of the Borrower, is (a) an "investment company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

      3.15 Solvency.

      The Borrower, individually, is and Holdings, the Borrower and the Borrower's Subsidiaries, on a consolidated basis, are, Solvent.

      3.16 Labor Relations.

      There are no strikes, lockouts or other labor disputes against Holdings, the Borrower or any of its Subsidiaries, or, to the best of the Borrower's knowledge, threatened against or affecting Holdings, the Borrower or any of its Subsidiaries, in any case which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and no significant unfair labor practice complaint is pending against Holdings, the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them before any Governmental Authority in any case which would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      3.17 Copyrights, Patents, Trademarks and Licenses, etc.

      Schedule 3.17 identifies all registered United States and foreign patents, trademarks, service marks, trade names and copyrights, and all registrations and applications for registration thereof and all licenses thereof, owned or held by Holdings, the Borrower or any of the Borrower's Subsidiaries on the Closing Date, and identifies the jurisdictions in which such registrations and applications have been filed. Except as otherwise disclosed in Schedule 3.17, as of the Closing Date, Holdings, the Borrower and the Borrower's Subsidiaries are the sole beneficial owners of, or have the right to use, free from any restrictions, claims, rights encumbrances or burdens, the intellectual property identified on Schedule 3.17 and all other processes, designs, formulas, computer programs, computer software packages, trade secrets, inventions, product manufacturing instructions, technology, research and development, know-how and all other intellectual property that are necessary for the operation of Holdings', the Borrower's and the Borrower's Subsidiaries' businesses as being operated on the Closing Date. Each patent, trademark, service mark, trade name, copyright and license listed on Schedule 3.17 is in full force and effect except to the extent the failure to be in effect will not and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth in Schedule 3.17, to the best knowledge of the Borrower, as of the Closing Date (a) none of the present or contemplated products or operations of Holdings, the Borrower or the Borrower's Subsidiaries infringes any patent, trademark, service mark, trade name, copyright, license of intellectual property or other right owned by any other Person, and (b) there is no pending or threatened claim or litigation against or affecting Holdings, the Borrower or any of the Borrower's Subsidiaries contesting the right of any of them to manufacture, process, sell or use any such product or to engage in any such operation except for claims and/or litigation which will not and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. None of the trademark registrations set forth on
Schedule 3.17 is an "intent-to-use" registration.

      3.18 Subsidiaries.

      Neither Holdings nor the Borrower has any Subsidiaries or equity investments in any other corporation or entity other than those specifically disclosed in Schedule 3.18 (as the such Schedule may be amended in connection with a Permitted Acquisition or as otherwise amended with the prior written consent of Agent, which such consent shall not be unreasonably denied).

3.19     Brokers' Fees; Transaction Fees.

                  Except as permitted by subsection 5.7(d), neither Holdings, the Borrower nor any of its Subsidiaries has any obligation to any Person in respect of any finder's, broker's or investment banker's fee in connection with the transactions contemplated hereby.

      3.20 Insurance.

      Holdings, the Borrower and its Subsidiaries and their respective Properties are insured with financially sound and reputable insurance companies which are not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Properties in localities where Holdings, the Borrower or such Subsidiary operates. A true and complete listing of such insurance, including issuers, coverages and deductibles, has been provided to the Agent.

      3.21 Designated Senior Debt.

      The entire Indebtedness hereunder constitutes "Designated Senior Debt" as defined in the Indenture and no other "Designated Senior Debt" is outstanding.

      3.22 Full Disclosure.

      None of the representations or warranties made by the Borrower or any of its Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and, subject to the last sentence of this
Section 3.22, none of the statements concerning Holdings, the Borrower or any of the Borrower's Subsidiaries contained in each exhibit, report, statement or certificate furnished by or on behalf of Holdings, the Borrower or any of the Borrower's Subsidiaries pursuant to the Loan Documents (including the offering and disclosure materials, if any, delivered by or on behalf of Holdings, the Borrower to the Lenders prior to the Closing Date) or to the SEC, when taken as a whole, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not materially misleading as of the time when made or delivered. The Agent and the Lenders recognize that the projections delivered pursuant to this Agreement are not to be viewed as fact, that actual results may vary from such projections and that the Borrower does not make any representation that such projections will be realized; provided that Borrower represents and warrants that such projections have been prepared by the Borrower in good faith and are based on reasonable estimates and assumptions believed by the Borrower to be reasonable in light of the conditions which existed at the time the projections were prepared.

                       ARTICLE IV - AFFIRMATIVE COVENANTS

      The Borrower covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:

      4.1 Financial Statements.

      The Borrower shall maintain, and shall cause Holdings and each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit the preparation of financial statements in conformity with GAAP (provided that monthly financial statements shall not be required to have footnote disclosure and are subject to normal year-end adjustments). The Borrower shall deliver to the Agent:

      (a) as soon as available, but not later than one hundred and five (105) days after the end of each fiscal year, a copy of the audited consolidated balance sheets of Holdings, the Borrower and each of its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the unqualified opinion (without any going concern qualification or exception) of any "Big Four" or other nationally-recognized independent public accounting firm reasonably acceptable to the Agent which report shall state that such consolidated financial statements present fairly in all material respects the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by such accountant of any material portion of Holdings', the Borrower's or any Subsidiary's records; and

      (b) as soon as available, but not later than thirty five (35) days (or forty five (45) days with respect to any fiscal month ending on or around March 31, June 30, September 30 or December 31) after the end of each fiscal month of each year, a copy of the unaudited consolidated balance sheets of Holdings, the Borrower and each of its Subsidiaries, and the related consolidated statements of income, shareholders' equity and cash flows as of the end of such month and for the portion of the fiscal year then ended, all certified on behalf of the Borrower by an appropriate Responsible Officer as being complete and correct and fairly presenting in all material respects, in accordance with GAAP, the financial position and the results of operations of Holdings, the Borrower and each of its Subsidiaries, subject to normal year-end adjustments and absence of footnote disclosure.

      4.2 Certificates; Other Information.

      The Borrower shall furnish to the Agent:

      (a) concurrently with the delivery of the annual financial statements referred to in subsection 4.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

      (b) concurrently with the delivery of the financial statements referred to in subsections 4.1(a) and 4.1(b) (it being understood that financial covenant calculations referred to in item (c) of the compliance certificate in the form of Exhibit 4.2(b) need only be submitted on a quarterly basis) above, a fully and properly completed compliance certificate ("Compliance Certificate") in the form of Exhibit 4.2(b), certified on behalf of the Borrower by a Responsible Officer;

      (c) promptly after the same are sent, copies of all financial statements and reports which Holdings, the Borrower or any of its Subsidiaries sends to its shareholders or other equity holders, as applicable, generally in their capacity as shareholders or equity holders; and promptly after the same are filed, copies of all financial statements and regular, periodic or special reports which Holdings, the Borrower or any of its Subsidiaries may make to, or file with, the SEC or any successor or similar Governmental Authority;

      (d) within thirty five (35) days (or forty five (45) days with respect to any fiscal month ending on or around March 31, June 30, September 30 or December
31) after the end of each fiscal month (and after the occurrence and continuation of an Event of Default, at such other times as the Agent may reasonably request) and no later than five (5) days prior to the consummation of a Permitted Acquisition, an Availability Certificate certified on behalf of the Borrower by a Responsible Officer, as at the end of the most-recently ended fiscal month (or as at such other time as the Agent may reasonably require);

      (e) [Intentionally Omitted];

      (f) [Intentionally Omitted];

      (g) as soon as available and in any event no later than thirty (30) days after the first day of each fiscal year of the Borrower, projections of the Borrower's and each of its Subsidiaries' consolidated financial performance for such year on a quarter by quarter basis;

      (h) annually, concurrently with the Borrower's delivery of the financial statements under subsection 4.1(a), the Borrower shall supplement in writing and deliver to the Agent revisions of and supplements to the Schedules hereto related to Article III hereof to the extent (i) pertaining to representations and warranties which do not expressly relate to the Closing Date and (ii) necessary to disclose new or changed facts or circumstances after the Closing Date with respect thereto; provided that delivery or receipt of such subsequent disclosure shall not constitute a waiver by the Agent or any Lender or a cure of any Default or Event of Default resulting in connection with the matters disclosed;

      (i) promptly upon receipt thereof, copies of any reports submitted by the Borrower's certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or internal control systems of Holdings, the Borrower or any of its Subsidiaries made by such accountants, including any comment letters submitted by such accountants to management of Holdings, the Borrower or any of its Subsidiaries in connection with their services;

      (j) from time to time, if the Agent determines in good faith that obtaining appraisals is necessary in order for the Agent or any Lender to comply with applicable laws or regulations, and at any time if an Event of Default shall have occurred and be continuing, the Agent may, or may require the Borrower to, in either case at the Borrower's expense, obtain appraisals in form and substance and from appraisers reasonably satisfactory to the Agent stating the then current fair market value of all or any portion of the real or personal Property of Holdings the Borrower or any of its Subsidiaries;

      (k) annually (or quarterly, during the existence of an Event of Default), concurrently with the Borrower's delivery of the financial statements under subsection 4.1(a) (and during the existence of an Event of Default, concurrently with the Borrower's delivery of the financial statements under subsection 4.1(b) for each fiscal quarter), the Borrower shall deliver to the Agent a report indicating the value and location of all tangible Property of Holdings, Borrower or any of its Subsidiaries located outside of the United States (it being understood that the Agent and Lenders have the right to obtain perfected Liens against such Property in accordance with this Agreement); and

      (l) promptly, such additional business, financial, corporate affairs, perfection certificates and other information, in each case, regarding Holdings, the Borrower or any of its Subsidiaries as the Agent may from time to time reasonably request.

      4.3 Notices.

      The Borrower shall promptly notify the Agent and each Lender of each of the following (and in no event later than five (5) Business Days after a Responsible Officer becoming aware thereof):

      (a) the occurrence or existence of any Default or Event of Default, or any event or circumstance that would reasonably be likely to become a Default or Event of Default due to a failure to comply with any provision of Article VI hereof;

      (b) any breach or non-performance by Holdings, the Borrower or any of Borrower's Subsidiaries of, or any default by Holdings, the Borrower or any of Borrower's Subsidiaries under, any Contractual Obligation of Holdings, the Borrower or any of its Subsidiaries, or any violation of, or non-compliance by Holdings, the Borrower or any of Borrower's Subsidiaries with, any Requirement of Law, which would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, including a description of such breach, non-performance, default, violation or non-compliance and the steps, if any, Holdings, the Borrower or any such Subsidiary has taken, is taking or proposes to take in respect thereof;

      (c) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between Holdings, the Borrower or any of its Subsidiaries and any Governmental Authority which would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect;

      (d) the commencement of, or any material development in, any litigation or proceeding affecting Holdings, the Borrower or any of its Subsidiaries, (i) in which the amount of damages claimed is $1,500,000 (or its equivalent in another currency or currencies) or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any other Loan Document;

      (e) any of the following if the same would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect: (i) any enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against Holdings, the Borrower or any of its Subsidiaries or any of their respective Properties pursuant to any applicable Environmental Laws, (ii) any other Environmental Claims, and (iii) any environmental or similar condition on any real Property adjoining the Property of Holdings, the Borrower or any Subsidiary that would reasonably be anticipated to cause Holdings', the Borrower's or any of its Subsidiaries' Property or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use of such Property under any Environmental Laws;

      (f) any of the following if the same would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, together with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Borrower or any member or its Controlled Group with respect to such event:

            (i) an ERISA Event;

            (ii) the adoption of any new Qualified Plan that is subject to Title IV of ERISA or Section 412 of the Code by any member of the Controlled Group;

            (iii) the adoption of any amendment to a Qualified Plan that is subject to Title IV of ERISA or Section 412 of the Code, if such amendment results in a material increase in benefits or unfunded liabilities; or

            (iv) the commencement of contributions by any member of the Controlled Group to any Multiemployer Plan or Qualified Plan that is subject to Title IV of ERISA or Section 412 of the Code;

      (g) the adoption of any Qualified Plan or Mutliemployer Plan (whether or not such adoption would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect), other than any Qualified Plan or Multiemployer Plan listed on Schedule 3.7;

      (h) any Material Adverse Effect subsequent to the date of the most recent audited financial statements of the Borrower delivered to the Agent and Lenders pursuant to this Agreement;

      (i) any material change in accounting policies or financial reporting practices by Holdings, the Borrower or any of its Subsidiaries;

      (j) the expiration of any union agreement or the occurrence of any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving Holdings, the Borrower or any of its

Subsidiaries if the same would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

      (k) the creation, establishment or acquisition of any Subsidiary; and

      (l) the occurrence of a default or event of default under the Indenture or any document evidencing the Subordinated Holdings Discount Notes.

Each notice pursuant to this Section shall be accompanied by a written statement by a Responsible Officer on behalf of the Borrower setting forth details of the occurrence referred to therein, and stating what action the Borrower proposes to take with respect thereto and at what time. Each notice under subsection 4.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

      4.4 Preservation of Corporate Existence, Etc.

      The Borrower shall, and shall cause each of its Subsidiaries and Holdings to:

      (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation, organization or formation, as applicable, except, with respect to the Borrower's Subsidiaries, in connection with transactions permitted by Section 5.3;

      (b) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business except in connection with transactions permitted by Section 5.3 and sales of assets permitted by Section 5.2 and except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

      (c) use its reasonable efforts, in the Ordinary Course of Business and in the reasonable business judgment of the Borrower, to preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having material business relations with it; and

      (d) preserve or renew all of its registered trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

      4.5 Maintenance of Property.

      The Borrower shall maintain, and shall cause each of its Subsidiaries and Holdings to maintain, and preserve all of its Property which is used or useful in its business in good working order and condition, ordinary wear and tear and damage by casualty (subject to Borrower's obligation to repair to the extent insurance proceeds therefrom are not used to prepay Loans) excepted and shall make all necessary repairs thereto and renewals and replacements thereof, in each case, except where the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

      4.6 Insurance.

      The Borrower shall maintain, and shall cause each of its Subsidiaries and Holdings to maintain, with financially sound and reputable independent insurers, insurance with respect to its Properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including workers' compensation insurance, public liability and property and casualty insurance, which amounts shall not be reduced by Holdings, the Borrower or any of its Subsidiaries in the absence of thirty (30) days' prior notice to the Agent and business interruption insurance in an amount not less than projected EBITDA (EBITDA is computed in the manner set forth in Exhibit 4.2(b)) for a period of not less than six (6) months and, in any event, in an amount not less than $15,000,000. All property damage and casualty insurance shall name the Agent as loss payee/mortgagee, all liability insurance shall name the Agent and the Lenders as additional insureds and all business interruption insurance shall name Agent as assignee. Subject to the provisions of subsection 1.8(c) and so long as no Event of Default is then in existence, to the extent the Agent receives Net Proceeds of property damage or casualty insurance, the Agent shall make such Net Proceeds available to the Borrower to repair and reconstruct the Borrower's or its Subsidiaries' Property to the extent covered thereby. Upon written request of the Agent or any Lender, the Borrower shall furnish the Agent, at reasonable intervals (but not more than once per calendar year) a certificate of a Responsible Officer on behalf of the Borrower (and, if requested by the Agent, any insurance broker of the Borrower) setting forth the nature and extent of all insurance maintained by Holdings, the Borrower and its Subsidiaries in accordance with this Section 4.6. Unless the Borrower provides Agent with evidence of the insurance coverage required by this Agreement, Agent may upon ten (10) days prior written notice purchase insurance at the Borrower's expense to protect Agent's and Lenders' interests in Holdings', the Borrower's and its Subsidiaries' Properties. This insurance may, but need not, protect Holdings', the Borrower's and its Subsidiaries' interests. The coverage that Agent purchases may not pay any claim that Holdings, the Borrower or any Subsidiary of the Borrower makes or any claim that is made against Holdings, the Borrower or any Subsidiary of the Borrower in connection with said Property. The Borrower may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that the Borrower has obtained insurance as required by this Agreement. If Agent purchases insurance, the Borrower will be responsible for the costs of that insurance, including interest and any other charges Agent may impose in connection with the placement of insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance the Borrower may be able to obtain on its own.

      4.7 Payment of Obligations.

      The Borrower shall, and shall cause its Subsidiaries and Holdings to, pay, discharge and perform:

      (a) all material tax liabilities, assessments and governmental charges or levies upon it or its Properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary;

      (b) all material lawful claims which, if unpaid, would by law become a Lien (other than Permitted Liens) upon its Property unless the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the imposition or enforcement of the Lien and for which adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary;

      (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained herein and/or in any instrument or agreement evidencing such Indebtedness, the non-payment of all or any portion of which would result in an Event of Default under subsection 7.1(e); and

      (d) all obligations under any Contractual Obligation (other than obligations with respect to Indebtedness) to which the Borrower or any of its Subsidiaries is bound, or to which it or any of its Properties is subject, except where the failure to perform would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

      4.8 Compliance with Laws.

      The Borrower shall comply, and shall cause each of its Subsidiaries and Holdings to comply, in all material respects, with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including, without limitation, all Environmental Laws), except (a) such as may be contested in good faith by appropriate proceedings diligently prosecuted without risk of loss of any Collateral, (b) as to which a bona fide dispute exists, (c) for which appropriate reserves have been established on the Borrower's financial statements and (d) where the failure to comply would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

      4.9 Inspection of Property and Books and Records.

      The Borrower shall maintain and shall cause each of its Subsidiaries and Holdings to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Holdings, the Borrower and such Subsidiaries. The Borrower shall permit, and shall cause each of its Subsidiaries and Holdings to permit, representatives and independent contractors of the Agent (at the expense of the Borrower, provided that the Borrower shall be responsible for such expenses not more than one (1) time per year unless an Event of Default has occurred and is continuing), or any Lender accompanying the Agent (at such Lender's expense unless an Event of Default shall have occurred and be continuing), to visit and inspect any of their respective Properties, to conduct appraisals (to the extent permitted hereunder), to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants (provided that the Borrower shall be afforded the opportunity to be present at any meeting with the Borrower's independent public accountants), at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, when an Event of Default exists the Agent or any Lender may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

      4.10 Use of Proceeds.

      The Borrower shall use the proceeds of the Loans solely as follows: (a) to repay the Prior Indebtedness and to repay certain of the obligations evidenced by the Subordinated Holdings Discount Notes as contemplated by subsection 2.1(o), in each case, on the Closing Date (except as otherwise provided for in subsection 2.1(o)), (b) to repay all or any portion of the remaining Subordinated Holdings Discount Notes after the Closing Date to the extent permitted by subsection 5.11, (c) to pay costs and expenses of the Related Transactions and costs and expenses required to be paid pursuant to subsection 2.1, (d) to consummate Permitted Acquisitions and (e) for working capital and other general corporate purposes not in contravention of any Requirement of Law and not in violation of this Agreement.

      4.11 Solvency.

      The Borrower, individually, and Holdings, the Borrower and its Subsidiaries, on a consolidated basis, shall at all times be Solvent.

      4.12 Further Assurances.

      (a) Subject to the succeeding sentence, the Borrower shall ensure that all written information, exhibits and reports taken as a whole furnished by Equity Sponsor or its Affiliates (with respect to the transactions contemplated hereby), Holdings, the Borrower or the Borrower's Subsidiaries concerning Holdings, the Borrower or any of their respective Subsidiaries to the Agent or the Lenders do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances in which made, and will promptly disclose to the Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof. Agent and Lenders recognize that the projections delivered pursuant to this Agreement are not to be viewed as fact, that actual results may vary from such projections and that Borrower does not make any representation that such projections will be realized.

      (b) Promptly upon written request by the Agent, the Borrower shall (and shall cause each of its Subsidiaries and Holdings to) take such additional actions as the Agent may reasonably require from time to time in order (i) to subject to the Liens created by any of the Collateral Documents any of the Properties, rights or interests covered by any of the Collateral Documents, (ii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iii) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent and Lenders the rights granted or now or hereafter intended to be granted to the Agent and the Lenders under any Loan Document or under any other document executed in connection therewith. Without limiting the generality of the foregoing and except as otherwise approved in writing by Required Lenders, the Borrower shall (x) cause each of its Subsidiaries (other than the China Subsidiary) to guaranty the Obligations (y) cause each such Subsidiary (other than the China Subsidiary) to grant to Agent, for the benefit of Agent and Lenders, a security interest in all of such Subsidiary's Property to secure such guaranty and to (z) deliver to Agent, such opinions of counsel as Agent may reasonably request. Furthermore and except as otherwise approved in writing by the Required Lenders, the Borrower shall pledge the stock or other equity interests (but not more than 65%, or such lesser percentage to the extent a pledge of a greater percentage would violate applicable law as demonstrated by such documentation as Agent may reasonably request, of the equity interests of the China Subsidiary) of each of its Subsidiaries to Agent, for the benefit of Agent and Lenders, to secure the Obligations. In connection with each pledge of stock or other equity interests, the Borrower shall deliver, or cause to be delivered, to Agent, the items described in subsection 2.1(d)(iii), if applicable, and such opinions of counsel as Agent may reasonably request.

      4.13 [Intentionally Omitted.]

      4.14 BNY Subordinated Holdings Discount Note.

      On or prior to April 1, 2003, $9,400,000 shall have been disbursed from the account of Holdings referenced in subsection 2.1(o) and applied to reduce the Indebtedness evidenced by the Subordinated Holdings Discount Note held by BNY Capital Partners, L.P., with $8,952,380.95 applied to the principal balance thereof and $447,619.05 applied to satisfy a prepayment penalty or other amounts owing thereunder.

                         ARTICLE V - NEGATIVE COVENANTS

      The Borrower covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:

      5.1 Limitation on Liens.

      The Borrower shall not, and shall not suffer or permit Holdings or any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

      (a) any Lien existing on the Property of Holdings, the Borrower or its Subsidiaries on the Closing Date and set forth in Schedule 5.1 securing Indebtedness outstanding on such date and permitted by subsection 5.5(c), including replacement Liens on the Property currently subject to such Liens securing Indebtedness permitted by subsection 5.5(c);

      (b) any Lien created under any Loan Document;

      (c) Liens for taxes, fees, assessments or other governmental charges (i) which are not delinquent or remain payable without penalty, or (ii) the non-payment thereof is permitted by Section 4.7, provided that, in respect of this clause (ii), all such Liens secure claims in the aggregate at any time outstanding for the Borrower and its Subsidiaries not exceeding $1,500,000;

      (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the Ordinary Course of Business which are not delinquent for more than ninety (90) days or remain payable without penalty or which are being contested in good faith and by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto and for which adequate reserves in accordance with GAAP are being maintained;

      (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the Ordinary Course of Business (i) in connection with workers' compensation, unemployment insurance and other social security legislation, (ii) to secure the performance of tenders, statutory obligations, surety, stay, customs and appeals bonds, bids, leases, governmental contract, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or
(iii) to secure liability to insurance carriers;

      (f) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such Liens secure claims in the aggregate at any time outstanding for the Borrower and its Subsidiaries do not exceed $1,500,000;

      (g) easements, rights-of-way, zoning and other restrictions, minor defects or other irregularities in title, and other similar encumbrances incurred in the Ordinary Course of Business which, either individually or in the aggregate, do not in any case materially detract from the value of the Property subject thereto or interfere in any material respect with the ordinary conduct of the businesses of the Borrower and/or its Subsidiaries;

      (h) Liens on any Property acquired or held by the Borrower or its Subsidiaries in the Ordinary Course of Business, securing Indebtedness incurred or assumed for the purpose of financing (or refinancing) all or any part of the cost of acquiring or construction or improvement (or refinancing thereof within 180 days of purchase) such Property and permitted under subsection 5.5(d) or
(l); provided that (i) any such Lien attaches to such Property concurrently with or within ninety (90) days after the acquisition thereof, (ii) such Lien attaches solely to the Property so acquired in such transaction, and (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such Property;

      (i) Liens securing Capital Lease Obligations permitted under subsection 5.5(d);

      (j) any interest or title of a lessor, sublessor, licensor or sublicensor under any lease or license permitted by this Agreement;

      (k) Liens arising from precautionary UCC financing statements filed under any lease permitted by this Agreement;

      (l) rights of set off and bankers' Liens upon deposits of cash made (i) in the Ordinary Course of Business and held by, and in favor of, banks and other depository institutions and (ii) in connection with Permitted Acquisitions;

      (m) Liens existing on any Property or asset of any Person at the time of acquisition thereof pursuant to a Permitted Acquisition or existing on any Property or asset of any Person that becomes a Subsidiary of Borrower after the date hereof in connection with the consummation of a Permitted Acquisition at the time such Person becomes a Subsidiary of Borrower, provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other Property or assets of Holdings, Borrower or any of its Subsidiaries and (iii) such Lien shall secure only those obligations that it secures on the date of acquisition or the date such Person becomes a Subsidiary and such obligations are permitted hereunder;

      (n) Liens in favor of collecting banks arising under Section 4-210 of the UCC;

      (o) Liens, subordinate to the Liens created under the Loan Documents, securing Rate Contracts;

      (p) Liens in the nature of trustee's Liens granted pursuant to the Indenture in favor of the trustee under the Indenture and securing only obligations to pay compensation to such trustee, to reimburse its expenses and to indemnify it under the terms thereof;

      (q) Liens of sellers of goods to the Borrower and any of its Subsidiaries arising under Section 2-502 of the UCC in the Ordinary Course of Business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses; and

      (r) other Liens not described above securing obligations other than Indebtedness provided such Liens do not secure obligations in excess of $250,000 in the aggregate at any one time.

      5.2 Disposition of Assets.

      The Borrower shall not, and shall not suffer or permit any of its Subsidiaries or Holdings to, directly or indirectly, sell, assign, lease (as lessor), convey, transfer or otherwise dispose of (whether in one or a series of transactions) any Property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

      (a) dispositions of inventory, or dispositions or exchanges of used, worn-out or surplus assets, all in the Ordinary Course of Business;

      (b) dispositions by Borrower and its Subsidiaries not otherwise permitted hereunder which are made for fair market value and the mandatory prepayment in the amount of the Net Proceeds of such disposition is made as and to the extent provided in subsection 1.8; provided, that (i) at the time of any disposition, no Event of Default shall then exist or shall result from such disposition, (ii) at least seventy five percent (75%) of the aggregate sales price from such disposition shall be paid in cash and (iii) the aggregate fair market value of all assets so disposed by the Borrower and its Subsidiaries, together, shall not exceed in any fiscal year $1,500,000;

      (c) upon not less than five (5) Business Day's prior written notice to the Agent, transfers by the Borrower to a U.S. Wholly-Owned Subsidiary of the Borrower, or by a Subsidiary of the Borrower to Borrower or a U.S. Wholly-Owned Subsidiary of the Borrower, in each instance, for bona fide business purposes and, if the transferee is a Subsidiary of the Borrower, the Borrower and such Subsidiary shall have complied with Section 4.12 hereof;

      (d) transactions permitted by subsections 5.1, 5.3 and 5.4;

      (e) sales of Cash Equivalents in the Ordinary Course of Business;

      (f) discount or sales on a non-recourse basis of past-due receivables in the Ordinary Course of Business in connection with the collection or compromise thereof; and

      (g) sales of those Investments permitted pursuant to subsection 5.4(r).

      5.3 Consolidations and Mergers.

      The Borrower shall not, and shall not suffer or permit any of its Subsidiaries or Holdings to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except (i) upon not less than five (5) Business Days prior written notice to Agent, any Subsidiary of the Borrower may merge with, or dissolve or liquidate into, the Borrower or a U.S. Wholly-Owned Subsidiary of the Borrower, provided that the Borrower or such U.S. Wholly-Owned Subsidiary shall be the continuing or surviving corporation and (ii) in connection with a Permitted Acquisition.

      5.4 Loans and Investments.

      The Borrower shall not, and shall not suffer or permit any of its Subsidiaries or Holdings to, (i) purchase or acquire, or make any commitment to purchase or acquire, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any other Person, including the establishment or creation of a Subsidiary, or (ii) make or commit to make any Acquisitions, or any other acquisition of all or substantially all of the assets of another Person, or of any business or division of any Person, including without limitation, by way of merger, consolidation or other combination or
(iii) make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Borrower but excluding trade payables, accrued operating expenses, prepaid operating expenses and accounts receivable, in each instance, incurred, made or arising in the Ordinary Course of Business (the items described in clauses (i), (ii) and (iii) are referred to as "Investments"), except:

      (a) Investments in cash and Cash Equivalents;

      (b) extensions of credit by (i) the Borrower to any of its U.S. Wholly-Owned Subsidiaries, (ii) any Subsidiary of the Borrower to the Borrower or (iii) any Subsidiary of the Borrower to or in the Borrower or any other U.S. Wholly-Owned Subsidiary of the Borrower; provided the obligations of each obligor shall be evidenced by notes, which notes shall be pledged to Agent, for the benefit of Agent and Lenders;

      (c) loans and advances to employees in the Ordinary Course of Business not to exceed $1,000,000 in the aggregate at any time outstanding;

      (d) loans, advances and other Investments in an aggregate of up to $3,000000 made, and transfers of Borrower's equipment with an aggregate book value of up to $5,000,000 (minus the amount of the amount of the aforementioned loans, advances and other Investments made under this clause (d)), in each case from the Borrower to a newly-formed, Wholly-Owned Subsidiary of the Borrower with operations solely in China (formed for the purpose of manufacturing the Borrower's products) (the "China Subsidiary"), the proceeds of which are used to fund the start-up costs and working capital investments associated with the operations of such Subsidiary, so long as, after giving effect to the making of each such loan, advance, Investment or transfer, (i) the structure of such Subsidiary and the documentation evidencing such loan, advance, Investment or transfer are each reasonably acceptable to the Agent in all respects, (ii) no Event of Default exists, (iii) the Borrower is in compliance on a pro forma basis with the covenants set forth in Article VI, computed for the most recent month for which financial statements have been delivered, (iv) the Maximum Revolving Loan Balance exceeds the aggregate outstanding principal balance of Revolving Loans by not less than $2,000,000 and (v) the Borrower has caused the requirements set forth in the last two sentences of Section 4.12(b) to be satisfied with respect to such Subsidiary;

      (e) Investments in customers and account debtors of the Borrower or any of its Subsidiaries received in the Ordinary Course of Business in connection with the bankruptcy or reorganization, or in settlement of delinquent obligations, of such Persons, provided such Investments are pledged to the Agent, for the benefit of the Agent and the Lenders, as security for the Obligations;

      (f) Investments received as the non-cash portion of consideration received in connection with transactions permitted pursuant to Section 5.2(b), provided such Investments are pledged to the Agent, for the benefit of the Agent and the Lenders, as security for the Obligations to the extent required by the Collateral Documents;

      (g) the Borrower and its Subsidiaries may make pledges and deposits permitted under this Agreement;

      (h) the Borrower and its Subsidiaries may hold Investments to the extent such Investments reflect an increase in the value of the Investments;

      (i) Investments consisting of endorsements for collection or deposit in the Ordinary Course of Business;

      (j) Investments in deposit accounts opened in the Ordinary Course of Business;

      (k) the Borrower and its Subsidiaries may capitalize or forgive any Indebtedness owed to it by any of its other U.S. Wholly-Owned Subsidiaries;

      (l) Capital Expenditures permitted hereunder by Borrower and its Subsidiaries;

      (m) Investments in existence on the Closing Date and disclosed on Schedule 5.4;

      (n) to the extent constituting Investments, Contingent Obligations permitted hereunder;

      (o) loans by the Borrower or any of its Wholly-Owned Subsidiaries to Holdings to the extent constituting Holdings Loans;

      (p) Investments held by any Non-U.S. Subsidiary in any other Wholly-Owned Non-U.S. Subsidiary;

      (q) Investments permitted under Section 5.3 hereof;

      (r) other Investments not listed above in an aggregate amount not to exceed $1,000,000; and

      (s) Permitted Acquisitions.

      5.5 Limitation on Indebtedness.

      The Borrower shall not, and shall not suffer or permit any of its Subsidiaries or Holdings to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

      (a) Indebtedness incurred pursuant to this Agreement;

      (b) Indebtedness of such Person consisting of Contingent Obligations of such Person permitted pursuant to Section 5.9;

      (c) Indebtedness existing on the Closing Date and set forth in Schedule
5.5 including extensions and refinancings thereof which do not increase the principal amount of such Indebtedness as of the date of such extension or refinancing;

      (d) Indebtedness of the Borrower and its Subsidiaries not to exceed $3,000,000 (less the amount of any such Indebtedness covered by subsection 5.5(c)) in the aggregate at any time outstanding, consisting of Capital Lease Obligations or secured by Liens permitted by subsection 5.1(h);

      (e) unsecured Indebtedness of the Borrower in respect of the Subordinated Borrower Publicly Traded Notes in an aggregate principal amount at any time outstanding not to exceed $100,000,000 (plus capitalized interest and accrued interest thereon), and Indebtedness of the Borrower which refinances such Indebtedness, provided that after giving effect to such refinancing, (i) the principal amount of the outstanding Indebtedness is not increased, (ii) neither the tenor nor the average life thereof is reduced, (iii) such refinancing Indebtedness shall be unsecured, (iv) the refinancing Indebtedness is subordinated to the same degree as the Indebtedness being refinanced and (v) had such refinancing been subject to the Indenture, the terms of such refinancing would not require any consent pursuant to Section 5.15(a);

      (f) unsecured Indebtedness of Holdings with respect of the Subordinated Holdings Discount Notes in an aggregate amount at any time outstanding not to exceed (i) $17,400,000, prior to the application of $9,400,000 to the obligations evidenced by the Subordinated Holdings Discount Note held by BNY Capital Partners, L.P. as contemplated by Section 4.14(a) and (ii) $8,000,000, at any time after the application of $9,400,000 to the obligations evidenced by the Subordinated Holdings Discount Note held by BNY Capital Partners, L.P. as contemplated by Section 4.14(a);

      (g) unsecured intercompany Indebtedness permitted pursuant to subsection 5.4;

      (h) Rate Contracts of the Borrower or any of its Subsidiaries in respect of the Obligations or otherwise entered into by the Borrower or any of its Subsidiaries to hedge against interest rate, currency exchange rate or commodity price risk relating to commodity agreements for the purchase of raw materials and/or energy resources (including without limitation natural gas) used by the Borrower or any of its Subsidiaries, in each case, arising in the Ordinary Course of Business of the Borrower and its Subsidiaries and not for speculative purposes;

      (i) Indebtedness, subordinated to the Obligations in a manner acceptable to the Agent, of Holdings or the Borrower consisting of promissory notes issued to officers, directors and employees (or their estates or beneficiaries under their estates) of Holdings, the Borrower or any Subsidiary of the Borrower as consideration for the purchase or redemption of capital stock of Holdings, in all cases only upon death, disability, retirement or termination of employment (the "Management Redemption Notes");

      (j) Indebtedness for bank overdrafts incurred in the Ordinary Course of Business that are promptly repaid;

      (k) to the extent constituting Indebtedness, obligations secured by Liens permitted under subsection 5.1(e);

      (l) to the extent constituting Indebtedness, purchase price adjustments in connection with Permitted Acquisitions;

      (m) Assumed Indebtedness of the Borrower and its Subsidiaries incurred in connection with a Permitted Acquisition, the aggregate principal amount of which at any time outstanding shall not exceed $500,000;

      (n) Indebtedness which is subordinated to the Obligations in a manner satisfactory to Agent and Requisite Lenders and which is incurred in connection with the consummation of any Permitted Acquisition and which is owing to a seller of stock or assets sold to Borrower or any Subsidiary of Borrower; and

      (o) other unsecured Indebtedness of Borrower or its Subsidiaries not exceeding in the aggregate at any time outstanding $2,500,000.

      5.6 Transactions with Affiliates.

      The Borrower shall not, and shall not suffer or permit any of its Subsidiaries or Holdings to, enter into any transaction with any Affiliate of the Borrower or of any such Subsidiary, except:

      (a) as expressly permitted by this Agreement;

      (b) in the Ordinary Course of Business and pursuant to the reasonable requirements of the business of Holdings, the Borrower or such Subsidiary upon fair and reasonable terms no less favorable to Holdings, the Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of Holdings, the Borrower or such Subsidiary; and

      (c) transactions described on Schedule 5.6.

      5.7 Management Fees and Compensation.

      The Borrower shall not, and shall not permit any of its Subsidiaries or Holdings to, pay any management, consulting or similar fees to any Affiliate of the Borrower or to any officer, director or employee of Holdings, the Borrower or any of its Subsidiaries or any Affiliate of the Borrower except (a) payment of customary and reasonable salary, bonus and other benefits payable to officers, employees and other consultants of the Borrower and its Subsidiaries and the payment of customary and reasonable salary, bonus and other benefits payable to officers, employees and other consultants of Holdings to the extent permitted by Section 5.11, (b) payment of customary and reasonable fees and expenses paid to members of the board of directors of Holdings and payments in respect of indemnification obligations to such board members, in each case to the extent permitted by Section 5.11, (c) management, consulting and advisory fees payable by the Borrower to Cornerstone Equity Investors, LLC pursuant to
Section 3(a) of the Equity Sponsor Management Agreement in an amount not to exceed in the aggregate $500,000 in any fiscal year of the Borrower; provided, however, that no such fees described in this clause (c) shall be paid (i) during any period while an Event of Default under any of subsections 7.1(a), 7.1(c) (pertaining to breaches of Article VI hereof), 7.1(f), (g), (l) or (m) has occurred and is continuing or would arise as a result of such payment, (ii) unless after giving effect to such payment, the Borrower is in compliance on a pro forma basis with the covenants set forth in Article VI, computed for the most recent month for which financial statements have been delivered and (iii) unless after giving effect to such payment, the Maximum Revolving Loan Balance exceeds the aggregate outstanding principal balance of Revolving Loans by not less than $1,000,000 and (d) payment, on or around the date of the consummation of a Permitted Acquisition or any other Acquisition permitted under this Agreement, of transaction fees by Borrower to Cornerstone Equity Investors, LLC pursuant to Section 3(b) of the Equity Sponsor Management Agreement in connection with such Permitted Acquisition or such other Acquisition in an amount of up to 1% of the transaction value of such Permitted Acquisition or such other Acquisition. Notwithstanding the foregoing, in the event that Borrower is prohibited from making the payments contemplated under clause (c) above as a result of its failure to satisfy the conditions set forth in sub-clauses (i), (ii) and (iii), Borrower may make such payments if and when it satisfies each of the conditions set forth in such sub-clauses as of the time of eventual payment (without regard to the $500,000 limitation set forth in such clause (c)).

      5.8 Use of Proceeds.

      The Borrower shall not and shall not suffer or permit any of its Subsidiaries or Holdings to use any portion of the Loan proceeds, directly or indirectly, to purchase or carry Margin Stock or repay or otherwise refinance Indebtedness of the Borrower or others incurred to purchase or carry Margin Stock, or otherwise in any manner which is in contravention of any Requirement of Law or in violation of this Agreement.

      5.9 Contingent Obligations.

      The Borrower shall not, and shall not suffer or permit any of its Subsidiaries or Holdings to, create, incur, assume or suffer to exist any Contingent Obligations except in respect of the Obligations and except:

      (a) endorsements for collection or deposit in the Ordinary Course of Business;

      (b) Rate Contracts to the extent such Rate Contracts would be permitted by
Section 5.5(h) if they constituted Indebtedness;

      (c) Contingent Obligations of Holdings, the Borrower and its Subsidiaries existing as of the Closing Date and listed in Schedule 5.9, including extensions and renewals thereof which do not increase the amount of such Contingent Obligations as of the date of such extension or renewal;

      (d) Contingent Obligations incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds and other similar obligations;

      (e) Contingent Obligations arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent title insurance policies;

      (f) Contingent Obligations arising with respect to customary indemnification obligations in favor of (i) purchasers in connection with transactions permitted under Section 5.2(b), (ii) sellers in connection with Permitted Acquisitions, and (iii) officers and directors of Holdings, the Borrower and any of its Subsidiaries in the Ordinary Course of Business;

      (g) Contingent Obligations arising under Lender Letters of Credit and other letters of credit which are the subject of a Letter of Credit Participation Agreement;

      (h) Contingent Obligations arising under guarantees made in the Ordinary Course of Business by Holdings, the Borrower or any of its Subsidiaries of obligations of the Borrower or any of its Wholly-Owned U.S. Subsidiaries, which obligations are otherwise permitted hereunder (it being understood that no such guarantees shall be permitted to be made with respect to the Subordinated Holdings Discount Notes); and

      (i) Contingent Obligations arising under guarantees of the Subordinated Borrower Publicly Traded Notes so long as such guarantees are made on the same terms and conditions of the Subordinated Publicly Traded Notes (including without limitation subordination provisions).

      5.10 Compliance with ERISA.

      The Borrower shall not, and shall not suffer or permit any of its Subsidiaries or Holdings to:

      (a) terminate any Plan subject to Title IV of ERISA so as to result in any material liability to Holdings, the Borrower or any of its Subsidiaries;

      (b) permit to exist any ERISA Event, or any other event or condition, which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

      (c) make a complete or partial withdrawal (within the meaning of ERISA
Section 4201) from any Multiemployer Plan so as to result in any material liability to Holdings, the Borrower or any of its Subsidiaries;

      (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; or

      (e) permit the present value of all nonforfeitable accrued benefits under any Plan (using the actuarial assumptions utilized by the PBGC upon termination of a Plan) materially to exceed the fair market value of Plan assets allocable to such benefits, all determined as of the most recent valuation date for each such Plan.

      5.11 Restricted Payments.

The Borrower shall not, and shall not suffer or permit any of its Subsidiaries or Holdings to, (i) declare or make any dividend payment or other distribution of assets, Properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, partnership interests, membership interests or other equity securities, (ii) purchase, redeem or otherwise acquire for value any shares of its capital stock, partnership interests, membership interests or other equity securities or any warrants, rights or options to acquire such shares, interests or securities now or hereafter outstanding or
(iii) make any payment or prepayment of principal of, premium, if any, interest, fees, redemption, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to Subordinated Indebtedness or any earn-out obligation (the items described in clauses (i), (ii) and (iii) are referred to as "Restricted Payments"); except that any Wholly-Owned Subsidiary of the Borrower may declare and pay dividends to the Borrower or any U.S. Wholly-Owned Subsidiary of the Borrower, and except that Holdings, the Borrower and its Subsidiaries may:

      (a) declare and make dividend payments or other distributions payable solely in its stock or other equity interests;

      (b) Borrower and its Wholly-Owned Subsidiaries may make distributions to Holdings which are promptly used by Holdings to redeem from management stockholders shares of Holdings stock or warrants or options to acquire any such shares, or to make payments in respect of Management Redemption Notes, provided, that, in each instance, all of the following conditions are satisfied:

            (i) no Default or Event of Default has occurred and is continuing or would arise as a result of such Restricted Payment;

            (ii) after giving effect to such Restricted Payment, the Borrower is in compliance on a pro forma basis with the covenants set forth in Article VI, recomputed for the most recent month for which financial statements have been delivered;

            (iii) the aggregate Restricted Payments permitted (x) in any fiscal year of the Borrower shall not exceed $1,000,000 and (y) during the term of this Agreement shall not exceed $3,000,000; and

            (iv) after giving effect to such Restricted Payment, the Maximum Revolving Loan Balance exceeds the aggregate outstanding principal balance of Revolving Loans by not less than $1,000,000;

      (c) in the event the Borrower files a consolidated income tax return with Holdings, the Borrower may make Restricted Payments to Holdings to permit Holdings to pay federal and state income taxes then due and owing, franchise taxes and other similar licensing expenses incurred in the Ordinary Course of Business provided, that the amount of such distribution shall not be materially greater, nor the receipt by the Borrower of tax benefits material less, than they would have been had the Borrower not filed a consolidated return with Holdings (it being understood that solely for the purposes of this proviso, in calculating the amount of tax attributable to Borrower, the Holdings Subordinated Discount Notes shall be considered to be held by Borrower rather than by Holdings);

      (d) the Borrower and its Wholly-Owned Subsidiaries may make Restricted Payments to Holdings of up to an aggregate amount of $1,000,000 in any fiscal year of the Borrower to permit Holdings to pay out-of-pocket costs and expenses incurred by Holdings in the ordinary course and solely in Holdings' capacity as a holding company or for services rendered on behalf of the Borrower or its Subsidiaries, including, without limitation, (i) customary and reasonably salary, bonus and other benefits payable to officers, employees and consultants of Holdings, (ii) customary and reasonable fees and expenses paid to members of the board of directors of Holdings or payments in respect of indemnification obligations to such board members and (iii) reasonable general corporate overhead expenses of Holdings;

      (e) Borrower may make regularly scheduled (i) semi-annual payments of interest on June 1 and December 1 of each year at a rate of 10?% per annum pursuant to Section 1 of the Subordinated Borrower Publicly Traded Notes and
(ii) principal payments on December 1, 2008 (it being understood that such date is beyond the term of this Agreement) on the Subordinated Borrower Publicly Traded Notes; provided, however, no such payment under either clause (i) or (ii) shall be allowed during the occurrence of an Event of Default under subsection 7.1(a) or if such payment would otherwise violate the subordination provisions pertaining to the Subordinated Borrower Publicly Traded Notes;

      (f) Borrower and its Subsidiaries may make distributions to Holdings that are promptly used by Holdings prior to December 31, 2004 to pay (i) amounts of up to $6,600,000 in respect of principal under the Subordinated Holdings Discount Notes and (ii) amounts of up to $1,000,000 in respect of prepayment premiums owing under the Subordinated Holdings Discount Notes, in each case so long as, after giving effect to the making of any such distribution (1) no Event of Default exists,
(2) the Borrower is in compliance on a pro forma basis with the covenants set forth in Article VI, computed for the most recent month for which financial statements have been delivered and (3) the Maximum Revolving Loan Balance exceeds the aggregate outstanding principal balance of Revolving Loans by not less than $2,000,000;

      (g) Borrower and its Subsidiaries may make distributions to Holdings that are promptly used by Holdings to pay regularly scheduled cash interest payments on March 31, June 30, September 30 and December 31 of each year at a rate of 12.25% per annum owing under the Subordinated Holdings Discount Notes, in each case so long as, after giving effect to the making of any such distribution (1) no Event of Default exists, (2) the Borrower is in compliance on a pro forma basis with the covenants set forth in Article VI, computed for the most recent month for which financial statements have been delivered and (3) the Maximum Revolving Loan Balance exceeds the aggregate outstanding principal balance of Revolving Loans by not less than $2,000,000;

      (h) disburse on or prior to April 1, 2003, $9,400,000 from the account of Holdings referenced in subsection 2.1(o) for application to the obligations evidenced by the Subordinated Holdings Discount Note held by BNY Capital Partners, L.P. as contemplated by Section 4.14; and

      (i) Borrower may make a payment or prepayment of principal of, premium, if any, interest, fees, redemption, exchange, purchase, retirement, defeasance, sinking fund or similar payment (collectively, a "Payment") with respect to (x) Subordinated Indebtedness so long as the Payment is made solely with Excluded Equity Proceeds received by the Borrower (for the express purpose of making such Subordinated Debt Payment) on or around the date of such Subordinated Debt Payment or (y) Subordinated Borrower Publicly Traded Notes, proceeds, received by the Borrower on or around the date of such Payment, of refinancing Indebtedness of the type permitted pursuant subsection 5.5(e) which refinances such Subordinated Borrower Publicly Traded Notes, and in the case of each of clause (x) and (y) above, Agent is given five (5) Business Days advance written notice of such Payment.

      5.12 Change in Business.

      (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by it on the date hereof or any business similarly related to or which constitutes a reasonable extension thereof.

      (b) The Borrower shall not permit Holdings to engage in any business activity or incur any Indebtedness other than (i) the ownership of the equity interests of Borrower and the ownership of notes issued by officers, directors or employees in connections with the purchase of stock or options by such Persons, (ii) the performance of its obligations under the Loan Documents to which it is a party and the Subordinated Holdings Discount Notes,

(iii) the performance of certain administrative and managerial functions on behalf of itself and its Subsidiaries, (iv) Indebtedness under the Subordinated Holdings Discount Notes and (v) any business similarly related to or which constitutes a reasonable extension thereof and, after giving effect thereto, Holdings continues to function as a passive holding company of Borrower as contemplated in clauses (i), (ii), (iii) and (iv) above.

      5.13 Change in Structure.

      Except as expressly permitted under Section 5.3, the Borrower shall not, and shall not permit any of its Subsidiaries to, amend any of its Organization Documents in each case in any material respect or in any respect which is adverse to the Agent or the Lenders in their capacity as such.

      5.14 Accounting Changes.

      The Borrower shall not, and shall not suffer or permit any of its Subsidiaries or Holdings to, make any significant change in accounting treatment or reporting practices, except as required by GAAP or the SEC or except, to the extent that such change would not affect the calculation of the financial covenants set forth in Article VI in any significant manner, as permitted by GAAP, or change the fiscal year of Holdings, the Borrower or of any of its consolidated Subsidiaries.

      5.15 Amendments to Subordinated Indebtedness; Designated Senior Debt.

      (a) The Borrower shall not, and shall not permit any of its Subsidiaries or Holdings to, directly or indirectly to change or amend the terms of any Subordinated Indebtedness if the effect of such amendment is to: (i) increase the interest rate on such Indebtedness; (ii) shorten the dates upon which payments of principal or interest are due on such Indebtedness; (iii) add or change in a manner adverse to Holdings, the Borrower or any of its Subsidiaries any event of default or add or make more restrictive any covenant with respect to such Indebtedness; (iv) change in any manner adverse to Holdings, the Borrower, any Subsidiary of Borrower or the Lenders the prepayment or redemption provisions of such Indebtedness; (v) change the subordination provisions thereof (or the subordination terms of any guaranty thereof); or (vi) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to Holdings, the Borrower, any of its Subsidiaries, Agent or Lenders.

      (b) The Borrower shall not, and shall not suffer or permit any of its Subsidiaries or Holdings to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness that constitutes "Designated Senior Debt" as defined in the Indenture (other than the Obligations hereunder).

      5.16 No Negative Pledges.

      (a) The Borrower will not, and will not permit any of its Subsidiaries, directly or indirectly, to create or otherwise cause or suffer to exist or become effective any consensual restriction or encumbrance of any kind on the ability of any such Subsidiary to pay dividends or make any other distribution on any of such Subsidiary's equity securities or to pay fees, including management fees, or make other payments and distributions to the Borrower or any of its Subsidiaries, except as provided herein, the Subordinated Holdings Discount Notes and the Indenture.

      (b) The Borrower shall not issue, and shall not permit any of its Subsidiaries to issue, any shares of stock (i) if such issuance would result in an Event of Default under subsection 7.1(l) and (ii) unless, to the extent required by the Collateral Documents, such shares are pledged to Agent, for the benefit of Agent and Lenders, as security for the Obligations, on substantially the same terms and conditions as the shares of the Borrower's stock owned by Holdings are pledged to Agent as of the Closing Date.

                        ARTICLE VI - FINANCIAL COVENANTS

      The Borrower covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:

6.1      Capital Expenditures.

                  The Borrower and its Subsidiaries shall not make or commit to make Capital Expenditures for any fiscal year (or shorter period) set forth below to exceed the amount set forth in the table below (the "Capital Expenditure Limitation") with respect to such fiscal year (or shorter period):

                                                            Capital Expenditure
          Fiscal Period                                         Limitation
          -------------                                     -------------------
          Closing Date through December 31, 2003                $4,500,000
          Each fiscal year thereafter                           $4,000,000

; provided, however, in the event the Borrower and its Subsidiaries do not expend the entire Capital Expenditure Limitation in any fiscal year, the Borrower and its Subsidiaries may carry forward to the immediately succeeding fiscal year 50% of the unutilized portion. All Capital Expenditures shall first be applied to reduce the applicable Capital Expenditure Limitation and then to reduce the carry forward from the previous fiscal year, if any.

"Capital Expenditures" shall be calculated in the manner set forth in Exhibit 4.2(b).

      6.2 Leverage Ratio.

      The Borrower shall not permit its Leverage Ratio as of the last day of the fiscal quarter for the twelve month period ending on any date set forth below to be greater than the maximum ratio set forth in the table below opposite such date:

         Date                                          Maximum Leverage Ratio
         ----                                          ----------------------
         March 28, 2003                                     4.60 to 1.00
         June 27, 2003                                      4.60 to 1.00
         September 26, 2003                                 4.60 to 1.00
         December 31, 2003                                  4.60 to 1.00
         March 26, 2004                                     4.35 to 1.00
         June 25, 2004                                      4.35 to 1.00
         September 24, 2004                                 4.35 to 1.00
         December 31, 2004                                  4.30 to 1.00
         April 1, 2005                                      4.15 to 1.00
         July 1, 2005                                       4.15 to 1.00
         September 30, 2005                                 4.00 to 1.00
         December 31, 2005                                  4.00 to 1.00
         March 31, 2006                                     3.90 to 1.00
         June 30, 2006                                      3.90 to 1.00
         September 29, 2006                                 3.80 to 1.00
         December 31, 2006                                  3.80 to 1.00
         March 30, 2007 and each fiscal quarter
         thereafter                                         3.75 to 1.00

"Leverage Ratio" shall be calculated in the manner set forth in Exhibit 4.2(b).

      6.3 Fixed Charge Coverage Ratio.

      The Borrower shall not permit its Fixed Charge Coverage Ratio as of the last day of any fiscal quarter for the twelve month period ending on the last day of such fiscal quarter to be less 1.10 to 1.00.

"Fixed Charge Coverage Ratio" shall be calculated in the manner set forth in
Exhibit 4.2(b).

      6.4 Interest Coverage Ratio.

      The Borrower shall not permit its Interest Coverage Ratio determined as of the last day of any fiscal quarter set forth below for the twelve months then ended to be less than the minimum ratio set forth in the table below opposite such date:

        Fiscal Quarter Ending                       Minimum Interest Coverage Ratio
        ---------------------                       -------------------------------
        March 28, 2003                                       2.15 to 1.00
        June 27, 2003                                        2.15 to 1.00
        September 26, 2003                                   2.15 to 1.00
        December 31, 2003                                    2.15 to 1.00
        March 26, 2004                                       2.25 to 1.00
        June 25, 2004                                        2.25 to 1.00
        September 24, 2004                                   2.30 to 1.00
        December 31, 2004                                    2.30 to 1.00
        April 1, 2005                                        2.40 to 1.00
        July 1, 2005                                         2.40 to 1.00
        September 30, 2005                                   2.40 to 1.00
        December 31, 2005                                    2.40 to 1.00
        March 31, 2006                                       2.45 to 1.00
        June 30, 2006                                        2.45 to 1.00
        September 29, 2006                                   2.45 to 1.00
        December 31, 2006 and each fiscal quarter
        thereafter                                           2.50 to 1.00

"Interest Coverage Ratio" shall be calculated in the manner set forth in Exhibit 4.2(b).

      6.5 EBITDA

      The Borrower shall not permit its EBITDA as of the last day of any fiscal quarter for the twelve month period ending on any date set forth below to be less than the minimum EBITDA amount set forth in the table below opposite such date:

        Date                                                 Minimum EBITDA
        ----                                                 --------------
        March 28, 2003                                        $27,000,000
        June 27, 2003                                         $27,000,000
        September 26, 2003                                    $27,000,000
        December 31, 2003                                     $27,000,000
        March 26, 2004                                        $27,500,000
        June 25, 2004                                         $27,500,000
        September 24, 2004                                    $28,000,000
        December 31, 2004                                     $28,000,000
        April 1, 2005                                         $28,500,000
        July 1, 2005                                          $28,500,000
        September  30, 2005 and each fiscal  quarter
        thereafter                                            $29,000,000

"EBITDA" shall be calculated in the manner set forth in Exhibit 4.2(b).

                        ARTICLE VII - EVENTS OF DEFAULT

      7.1 Event of Default.

      Any of the following shall constitute an "Event of Default":

      (a) Non-Payment.

      The Borrower fails to pay, (i) when and as required to be paid herein, any amount of principal of or interest on any Loan, including after maturity of the Loans, whether by acceleration or otherwise, or (ii) after written notice from Agent of and within five (5) days after the same shall become due, any fee or any other amount payable hereunder or pursuant to any other Loan Document; or

      (b) Representation or Warranty.

      Any representation, warranty or certification by or on behalf of Holdings, the Borrower or any of its Subsidiaries made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by Holdings, the Borrower, any of its Subsidiaries, or their respective Responsible Officers, furnished at any time under this Agreement, or in or under any other Loan Document, shall prove to have been incorrect in any material respect, or with respect to any representation, warranty or certification evaluated by a materiality or Material Adverse Effect standard, in any respect, in each instance, on or as of the date made or deemed made; or

      (c) Specific Defaults.

      The Borrower fails to perform or observe any term, covenant or agreement contained in (i) Sections 4.1, 4.2(b), 4.2(d), 4.6, 4.9 or Article V or Article VI hereof or (ii) Section 4.3 within ten (10) days after the date such performance or observance is required by Section 4.3; or

      (d) Other Defaults.

      Holdings, the Borrower or any of its Subsidiaries fails to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) the date upon which a Responsible Officer becomes aware of such default and (ii) the date upon which written notice thereof is given to the Borrower by the Agent or Required Lenders; or

      (e) Cross-Default.

      The Borrower or any of its Subsidiaries or Holdings (i) fails to make any payment in respect of any Indebtedness (other than the Obligations) or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

      (f) Insolvency; Voluntary Proceedings.

      Holdings, the Borrower or any of its Subsidiaries (i) ceases or fails to be Solvent, (ii) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (iii) voluntarily ceases to conduct its business in the ordinary course; (iv) commences any Insolvency Proceeding with respect to itself; or (v) takes any action to effectuate or authorize any of the foregoing; or

      (g) Involuntary Proceedings.

      (i) Any involuntary Insolvency Proceeding is commenced or filed against Holdings, the Borrower or any Subsidiary of the Borrower, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of Holdings', the Borrower's or any of its Subsidiaries' Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) Holdings, the Borrower or any of its Subsidiaries admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) Holdings, the Borrower or any of its Subsidiaries acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business;

      (h) ERISA.

      (i) A member of the Controlled Group shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under a Multiemployer Plan; (ii) a member of the Controlled Group shall fail to satisfy its contribution requirements under
Section 412(c)(11) of the Code, whether or not it has sought a waiver under
Section 412(d) of the Code; (iii) the occurrence of an ERISA Event; (iv) a Plan that is intended to be qualified under Section 401(a) of the Code shall lose its qualification; (v) any member of the Controlled Group engages in or otherwise becomes liable for a non-exempt prohibited transaction; (vi) a violation of section 404 or 405 of ERISA or the exclusive benefit rule under section 401(a) of the Code; (vii) any member of the Controlled Group is assessed a tax under section 4980B of the Code or incurs a liability under Section 601 et seq. of ERISA; and, the occurrence of any such event listed in clauses (i) through
(vii), or the occurrence of any combination of events listed in clauses (i) through (vii) results in, or would reasonably be expected to result in, a Material Adverse Effect or result in exposure to the Borrower in an amount in excess of $1,000,000.

      (i) Monetary Judgments.

      One or more judgments, non-interlocutory orders, decrees or arbitration awards shall be entered against Holdings, the Borrower or any of its Subsidiaries involving in the aggregate a liability (to the extent not covered by independent third-party insurance) as to any single or related series of transactions, incidents or conditions, of $1,500,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty
(30) days after the entry thereof; or

      (j) Non-Monetary Judgments.

      One or more non-monetary judgments, order or decree shall be rendered against Holdings, the Borrower or any of its Subsidiaries which does or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

      (k) Collateral.

      Any material provision of any Collateral Document shall for any reason (except in accordance with its terms) cease to be valid and binding on or enforceable against Holdings, the Borrower or any Subsidiary of the Borrower party thereto or Holdings, the Borrower or any Subsidiary of the Borrower shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in any material portion of the Collateral purported to be covered thereby or, if such security interest is a perfected security interest, such security interest shall for any reason (other than the failure of the Agent to take any action solely within its control) cease to be a perfected and first priority security interest subject only to Permitted Liens; or

      (l) Ownership.

      (i) Cornerstone Equity Investors IV, L.P., a Delaware limited partnership ("Equity Sponsor") or any Affiliate (provided that for the purpose of this subsection 7.1(l) only, the reference to 5% in the definition of Affiliate shall be deemed to refer to 51%) of Equity Sponsor, at any time ceases to maintain in the aggregate a direct or indirect beneficial equity interest in Holdings at least equal to 51% of the aggregate equity interests of the Borrower, or fails to own beneficially, directly or indirectly, capital stock representing voting control of Holdings, in each instance, free and clear of all Liens, rights, options, warrants or other similar agreements or understandings; or (ii) Holdings at any time ceases to maintain in the aggregate a direct beneficial equity interest in the Borrower equal to one hundred percent (100%) of the aggregate equity interests of the Borrower, or fails to own beneficially, directly, or indirectly, all of the capital stock of the Borrower entitled to vote, in each instance, free and clear of all Liens (other than Liens in favor of Agent for the benefit of Lenders), rights, options, warrants or other similar agreements or understanding, or (iii) except as otherwise permitted hereunder, the Borrower at any time ceases to maintain in the aggregate a direct beneficial equity interest in its Subsidiaries equal to one hundred percent (100%) of the aggregate equity interests of such Subsidiaries, or fails to own beneficially, directly or indirectly, all of the capital stock of such Subsidiaries entitled to vote, in each instance free and clear of all Liens (other than Liens in favor of Agent for the benefit of Lenders), rights, options, warrants or other similar agreements or understand or (iv) a "Change of Control" occurs as defined in the Indenture; or

      (m) Holdings Defaults.

      (i) Holdings shall fail in any material respect to perform or observe any term, covenant or agreement in the Holdings Guaranty, the Holdings Pledge Agreement, the Holdings Security Agreement or any other Loan Document to which Holdings is a party; or (ii) the Holdings Guaranty, the Holdings Pledge Agreement, the Holdings Security Agreement or any other Loan Document to which Holdings is a party shall for any reason be partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise cease to be in full force and effect, except in accordance with its terms; or (iii) Holdings shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder; or

      (n) Invalidity of Subordination Provisions.

      The subordination provisions of the Indenture any other agreement or instrument governing any Subordinated Indebtedness shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect (except in accordance with its terms or by the Agent's waiver thereof), or Holdings, the Borrower or any of its Subsidiaries shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason not have the priority contemplated by this Agreement or such subordination provisions or the Obligations incurred hereunder shall fail to constitute "Designated Senior Debt" under the Indenture.

      7.2 Remedies.

      Upon the occurrence and during the continuance of any Event of Default, the Agent may, and shall at the request of the Required Lenders:

      (a) declare all or any portion of the Commitment of each Lender to make Loans or issue Lender Letters of Credit or Letter of Credit Participation Agreements to be terminated, whereupon such Commitments shall forthwith be terminated;

      (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

      (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsections 7.1(f) or 7.1(g) above (in the case of clause (i) of subsection 7.1(g) upon the expiration of the 60-day period mentioned therein), the obligation of each Lender to make Loans and the obligation of Agent to issue Lender Letters of Credit and Letter of Credit Participation Agreements shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Lender.

      7.3 Rights Not Exclusive.

      The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

      7.4 Cash Collateral for Letters of Credit.

      If an Event of Default has occurred and is continuing or this Agreement (or the Revolving Loan Commitment) shall be terminated for any reason, then the Agent may, and upon request of Lenders holding at least sixty six and two-thirds percent (66-2/3%) of the Revolving Loan Commitments shall, demand (which demand shall be deemed to have been delivered automatically upon any acceleration of the Loans and other obligations hereunder pursuant to Section 7.2 hereof or upon payment in full of the Term Loan), and the Borrower shall thereupon deliver to the Agent, to be held for the benefit of the Agent and the Lenders entitled thereto, an amount of cash equal to the amount of Letter of Credit Participation Liability (determined in accordance with subsection 1.1(c) hereof) as additional collateral security for the Borrower's Obligations in respect of any outstanding Lender Letter of Credit and Letter of Credit Participation Agreement. The Agent may at any time apply any or all of such cash and cash collateral to the payment of any or all of the Borrower's Obligations in respect of any Lender Letters of Credit or Letter of Credit Participation Agreements. Pending such application, the Agent may (but shall not be obligated to) invest the same in an interest bearing account in the Agent's name, for the benefit of the Agent and the Lenders entitled thereto, under which deposits are available for immediate withdrawal, at such bank or financial institution as the Agent may, in its discretion, select.

                            ARTICLE VIII - THE AGENT

      8.1 Appointment and Authorization.

      Each Lender hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

      8.2 Delegation of Duties.

      The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

      8.3 Liability of Agent.

      None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the value of any Collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

      8.4 Reliance by Agent.

      The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, email transmission or telephone message, statement or other document or conversation believed by it to be genuine and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Lenders (or, where an action or waiver need only be approved by the Required Lenders, by the Required Lenders) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders (or, where an action or waiver need only be approved by the Required Lenders, by the Required Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

      8.5 Notice of Default.

      The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Required Lenders in accordance with Article VII; provided, however, that unless and until the Agent shall have received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

      8.6 Credit Decision.

      Each Lender expressly acknowledges that none of the Agent-Related Persons has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, Property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, Property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Agent.

      8.7 Indemnification.

      Whether or not the transactions contemplated hereby shall be consummated, upon demand therefor the Lenders shall indemnify the Agent (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans and the termination or resignation of the Agent) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment to the Agent of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. In addition, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including reasonable Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. Without limiting the generality of the foregoing, if the Internal Revenue Service or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section 8.7, together with all related costs and expenses (including reasonable Attorney Costs). The obligation of the Lenders in this
Section 8.7 shall survive the payment of all Obligations hereunder.

      8.8 Agent in Individual Capacity.

      Antares and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower and its Subsidiaries and Affiliates as though Antares were not the Agent hereunder and without notice to or consent of the Lenders. With respect to its Loans, Antares shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include Antares in its individual capacity. Each other Lender and the Affiliates of each such Lender may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower and its Subsidiaries and Affiliates.

      8.9 Successor Agent.

      The Agent may resign as Agent upon thirty (30) days' prior notice to the Lenders and to the Borrower. If the Agent shall resign as Agent under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor shall, if no Event of Default has occurred and is continuing, be reasonably acceptable to the Borrower. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may thereupon appoint a successor agent from among the Lenders reasonably acceptable to the Borrower. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article VIII and Sections 9.4 and 9.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days following a retiring Agent's notice of resignation (or, if later, ten (10) days after the date upon which the Agent designates a successor agent), the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

      8.10 Collateral Matters.

      (a) The Agent is authorized (but not required) on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

      (b) The Lenders irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any
Collateral:

            (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations then payable under this Agreement and under any other Loan Document;

            (ii) constituting Property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder;

            (iii) consisting of an instrument evidencing Indebtedness or of any other debt instrument, if the Indebtedness evidenced thereby has been paid in full; or

            (iv) if approved, authorized or ratified in writing by the Required Lenders or all the Lenders, as the case may be, as provided in subsection 9.1(f).

Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this subsection 8.10(b).

      (c) Each Lender agrees with and in favor of each other Lender (which agreement shall not be for the benefit of the Borrower or any of its Subsidiaries) that the Borrower's Obligations to such Lender under this Agreement and the other Loan Documents shall be equally and ratably secured by any Property and/or other collateral now or hereafter securing any obligations of Holdings, the Borrower or any of its Subsidiaries to such Lender, whether or not the same constitutes Collateral hereunder.

                           ARTICLE IX - MISCELLANEOUS

      9.1 Amendments and Waivers.

      No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders, the Borrower and acknowledged by the Agent, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders, the Borrower and acknowledged by the Agent, do any of the following:

      (a) increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to subsection 7.2(a));

      (b) postpone or delay any date fixed for, or waive, any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document (other than any postponement or delay of any date fixed for any mandatory prepayment of the Loans pursuant to subsection 1.8(c), 1.8(d) or 1.8(e));

      (c) reduce the principal of, or the rate of interest specified herein or the amount of interest payable in cash specified herein on any Loan, or of any fees or other amounts payable hereunder or under any other Loan Document (other than waiver of default interest);

      (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Lenders or any of them to take any action hereunder;

      (e) amend this Section 9.1 or the definition of Required Lenders or any provision providing for consent or other action by all Lenders; or

      (f) discharge Holdings, the Borrower or any Subsidiary of the Borrower from their respective Obligations under the Loan Documents, or release all or substantially all of the Collateral except as otherwise may be provided in this Agreement or the other Loan Documents;

and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document.

      9.2 Notices.

      (a) All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission) and mailed by certified or registered mail, faxed or delivered by personal or overnight delivery, to the address or facsimile number specified for notices on the applicable signature page hereof; or, if directed to the Borrower or the Agent, to such other address as shall be designated by such party in a written notice to each of the other parties hereto given in compliance herewith, or, if directed to any other party hereto, to such other address as shall be designated by such party in a written notice given in compliance herewith to the Borrower and the Agent.

      (b) All such notices, requests and communications shall be effective (i) if delivered in person, when delivered, (ii) if delivered by facsimile transmission, on the date of transmission if transmitted on a Business Day before 4:00 p.m. Chicago time, otherwise on the next Business Day, (iii) if delivered by overnight courier, one (1) Business Day after delivery to the courier properly addressed and (iv) if mailed, upon the third (3rd) Business Day after the date deposited into the U.S. Mail, certified or registered; except that notices pursuant to Article I shall not be effective until actually received by the Agent.

      (c) The Borrower acknowledges and agrees that any agreement of the Agent and the Lenders in Article I hereof to receive certain notices by telephone and facsimile transmission is solely for the convenience and at the request of the Borrower. The Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Agent and the Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Lenders of a confirmation which is at variance with the terms understood by the Agent and the Lenders to be contained in the telephonic or facsimile notice.

      9.3 No Waiver; Cumulative Remedies.

      No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No course of dealing between Borrower, any Affiliate of Borrower, Agent or any Lender shall be effective to amend, modify or discharge any provision of this Agreement or any of the other Loan Documents. No provision in any Loan Document and no course of dealing between the parties hereto or thereto shall be deemed to create a fiduciary duty owing by Agent or any Lender to Holdings, Borrower or any of their Subsidiaries.

      9.4 Costs and Expenses.

      Whether or not the transactions contemplated hereby shall be consummated, the Borrower shall pay or reimburse:

      (a) Antares (including in its capacity as Agent) within five (5) Business Days after demand (except as otherwise provided in subsection 2.1(f)) for all reasonable out-of-pocket costs and expenses incurred by Antares (including in its capacity as Agent) in connection with the development, preparation, syndication, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any other Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable Attorney Costs incurred by Antares (including in its capacity as Agent) with respect thereto and for all Attorney Costs and out-of-pocket costs and expenses incurred by Antares (including in its capacity as Agent) in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies during the existence of an Event of Default (including in connection with any "workout" or restructuring regarding the Loans, and including any Insolvency Proceeding or appellate proceeding) under this Agreement, any other Loan Document, and any such other documents;

      (b) Lenders within five (5) Business Days after demand for all out-of-pocket costs and expenses and Attorney Costs of one law firm, on behalf of all Lenders (other than Antares) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies during the existence of an Event of Default (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding) under this Agreement or any other Loan Document; and

      (c) Agent within five (5) Business Days after demand for all out-of-pocket appraisal, audit, environmental inspection and review (including the allocated cost of such internal services, search and filing costs, fees and expenses, incurred or sustained by Agent in connection with the matters referred to under clause (a) of this Section 9.4.

      9.5 Indemnity.

      Whether or not the transactions contemplated hereby shall be consummated, the Borrower shall indemnify, defend and hold harmless each Lender, the Agent and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") from and against any and all liabilities, obligations, actual losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including reasonable Attorney Costs):

      (a) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation, suit or proceeding (including any Insolvency Proceeding or appellate proceeding) related to this Agreement or the Loans, or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto; and

      (b) which may be incurred by or asserted against such Indemnified Person in connection with or arising out of any pending or threatened investigation, litigation or proceeding, or any action taken by any Person, with respect to any Environmental Claim arising out of or related to any Property of the Borrower or any of its Subsidiaries;

(all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent arising from the gross negligence or willful misconduct of any Indemnified Person or its officers, employees, agents and attorneys-in-fact, as determined by a court of competent jurisdiction.

      No action taken by legal counsel chosen by the Agent or any Lender in defending against any investigation, litigation or proceeding or requested remedial, removal or response action shall vitiate or any way impair the Borrower's obligation and duty hereunder to indemnify and hold harmless the Agent and each Lender. In no event shall any site visit, observation, or testing by the Agent or any Lender (or any contractee of the Agent or any Lender) be deemed a representation or warranty that Hazardous Materials are or are not present in, on, or under, the site, or that there has been or shall be compliance with any Environmental Law. Neither the Borrower nor any other Person is entitled to rely on any site visit, observation, or testing by the Agent or any Lender. Neither the Agent nor any Lender owes any duty of care to protect the Borrower or any other Person against, or to inform the Borrower or any other Person of, any Hazardous Materials or any other adverse condition affecting any site or Property. Neither the Agent nor any Lender shall be obligated to disclose to the Borrower or any other Person any report or findings made as a result of, or in connection with, any site visit, observation, or testing by the Agent or any Lender.

      The obligations in this Section 9.5 shall survive payment of all other Obligations. At the election of any Indemnified Person, the Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such

Person's sole discretion, at the sole cost and expense of the Borrower. All amounts owing under this Section 9.5 shall be paid within thirty (30) days after demand.

      9.6 Marshaling; Payments Set Aside.

      Neither the Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to the Agent or any Lender, or the Agent or any Lender enforces its Liens or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent in its discretion) to be repaid to a trustee, receiver or any other party in connection with any Insolvency Proceeding, or otherwise, then:

      (a) to the extent of such recovery the Obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred; and

      (b) each Lender severally agrees to pay to the Agent upon demand its ratable share of the total amount so recovered from or repaid by the Agent.

      9.7 Successors and Assigns.

      The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that any assignment by any Lender shall be subject to the provisions of
Section 9.8 hereof, and provided further that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Lender.

      9.8 Assignments, Participations, etc.

      (a) Any Lender may, with the written consent of the Borrower, which consent shall not be unreasonably withheld (provided that such consent shall not be required at any time that an Event of Default exists or in connection with an assignment of a Term Loan to a Related Fund) and of Agent, at any time assign and delegate to one or more Eligible Assignees (provided that the written consent of the Agent or the Borrower shall not be required in connection with any assignment and delegation by a Lender to an Eligible Assignee that is an Affiliate of such Lender) (each an "Assignee") all, or any part of, the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000 (or such lesser amount as Agent in its sole discretion may agree) or, if less, the entire Commitment or Loan(s) of such Lender; provided, however, that the Borrower and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until:

            (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by such Lender and the Assignee;

            (ii) such Lender and its Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance in form and substance reasonably satisfactory to Agent, such Lender and its Assignee (an "Assignment and Acceptance");

            (iii) such Assignee, if it is to become a Non-U.S. Lender, shall have complied with the provisions of subsection 10.1(f); and

            (iv) the assignor Lender or the Assignee has paid to the Agent a processing fee in the amount of $3,500.

      (b) Subject to the provisions of subsection 9.8(f) below, from and after the date that the Agent notifies the assignor Lender that the Agent has received and provided its consent with respect to an executed Assignment and Acceptance and payment of the above-referenced processing fee:

            (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under this Agreement and the other Loan Documents; and

            (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

      (c) Subject to the provisions of subsection 9.8(f) below, immediately upon the making of the processing fee payment to the Agent in respect of the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitment of the assigning Lender to the same extent.

      (d) Any Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of the Borrower (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents; provided, however, that:

            (i) the Originating Lender's obligations under this Agreement shall remain unchanged;

            (ii) the Originating Lender shall remain solely responsible for the performance of such obligations;

            (iii) the Borrower and the Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents; and

            (iv) no Lender shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders as described in the first proviso to Section 9.1.

In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

      (e) Notwithstanding any other provision contained in this Agreement or any other Loan Document to the contrary, any Lender may assign (i) all or any portion of the Loans held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Federal Reserve Board and any Operating Circular issued by such Federal Reserve Bank or (ii) pledge all or any portion of the Loans held by it (and Notes evidencing such Loans) to its unaffiliated lenders for collateral security purposes, provided that any payment in respect of such assigned Loans made by the Borrower to or for the account of the assigning or pledging Lender in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect to such assigned or pledged Loans to the extent of such payment. No such assignment or pledge shall release the assigning Lender from its obligations hereunder.

      (f) The Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of demonstrable error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Commitments, Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Commitment and/or Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register. Any assignment or transfer of all or part of a Commitment and/or Loan evidenced by a Note shall be registered on the Register only upon a surrender or registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated assignee and, if applicable, assignor, and the old Notes shall be returned by the Agent to the Borrower marked "cancelled". The Register shall be available for inspection by the Borrower or any Lender (with respect to any entry relating to such Lender's Commitments and Loans) at any reasonable time and from time to time upon reasonable prior notice.

      9.9 Confidentiality.

      Each of the Agent and the Lenders shall maintain in confidence in accordance with its customary procedures for handling confidential information, all written information that Holdings, the Borrower or any of its Subsidiaries, or any of their authorized representatives, furnishes to the Agent or any Lender on a confidential basis ("Confidential Information"), other than any such Confidential Information that becomes generally available to the public other than as a result of a breach by the Agent or any Lender of its obligations hereunder or that is or becomes available to the Agent or such Lender from a source other than Holdings, the Borrower or any of its Subsidiaries, or any of their authorized representatives, and that is not, to the actual knowledge of the recipient thereof, subject to obligations of confidentiality with respect thereto; provided, however, that the Agent and each Lender shall in any event have the right to deliver copies of any such documents, and to disclose any such information, to:

      (a) (i) its directors, officers, trustees, partners, employees, agents, attorneys, and professional consultants who are informed of the confidential nature thereof and (ii) portfolio management services and rating agencies;

      (b) any other Lender and any successor Agent;

      (c) any Person to which such Lender offers to sell any Loan or any part thereof or interest or participation therein (provided such Person agrees to keep such information confidential on the terms set forth in this Section 9.9);

      (d) any federal or state regulatory authority or examiner, or any insurance industry association, regulating or having jurisdiction over the Agent or such Lender; and

      (e) any other Person to which such delivery or disclosure may be necessary or appropriate (i) in compliance with any applicable law, rule, regulation or order, (ii) in response to any subpoena or other legal process or informal investigative demand (in which event the Agent or such Lender agrees to provide notice thereof to the Borrower), (iii) in connection with any litigation to which the Agent or such Lender is a party (in which event the Agent or such Lender agrees to provide notice thereof to the Borrower), or (iv) in connection with the enforcement of the rights and remedies of the Agent or the Lenders under this Agreement and the other Loan Documents at any time when an Event of Default shall have occurred and be continuing.

      The confidentiality provisions hereunder shall not apply to disclosures consisting of general portfolio information that does not identify the Borrower.

      9.10 Set-off; Sharing of Payments.

      In addition to any rights and remedies now or hereafter granted under applicable law, and not by way of limitation of any such rights or remedies at any time and from time to time, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized by the Borrower, with reasonably prompt subsequent notice to the Borrower or to any other Person (any prior or contemporaneous notice being hereby expressly waived by the Borrower) to set off and to appropriate and to apply any and all

      (a) balances held by such Lender at any of its offices for the account of the Borrower or any of its Subsidiaries (regardless of whether such balances are then due to the Borrower or any of its Subsidiaries); and

      (b) other Property at any time held or owing by such Lender to or for the credit or for the account of the Borrower or any of its Subsidiaries;

against and on account of any and all Obligations which are not paid when due; except that no Lender shall exercise such right without the prior written consent of the Agent. Any Lender having a right to set off shall purchase for cash (and the other Lenders shall sell) participations in each such other Lender's pro rata share of the Obligations as would be necessary to cause such Lender to share the benefit of such right of set-off with each other Lender in accordance with their respective pro rata shares of the Obligations. The Borrower agrees, to the fullest extent permitted by law, that (i) any Lender may exercise its right to set off with respect to amounts in excess of its pro rata share of the Obligations and may sell participations to other Lenders, and (ii) any Lender so purchasing a participation in the Obligations held by other Lenders may exercise all rights of setoff, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Obligations in the amount of such participation. The Borrower hereby grants to each Lender a security interest in all such deposits and other Property, whether now existing or hereafter arising, held by each Lender for the purposes set forth herein.

      9.11 Notification of Addresses, Lending Offices, Etc.

      Each Lender shall notify the Agent in writing of any changes in the address to which notices to the such Lender should be directed, of addresses of its Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

      9.12 Counterparts.

      This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with each of the Borrower and the Agent.

      9.13 Severability.

      The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder. Any Loan Document (but not the Notes), or other agreement, document or instrument, delivered by facsimile transmission shall have the same force and effect as the original thereof had been delivered.

      9.14 Captions.

      The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

      9.15 Independence of Provisions.

      The parties hereto acknowledge that this Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

      9.16 Interpretation.

      This Agreement is the result of negotiations among and has been reviewed by counsel to the Agent, the Borrower and other parties hereto, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in the preparation of such documents and agreements.

      9.17 No Third Parties Benefited.

      This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Lenders and the Agent, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Neither the Agent nor any Lender shall have any obligation to any Person not a party to this Agreement or the other Loan Documents.

      9.18 Governing Law and Jurisdiction.

      (A) THIS AGREEMENT AND EACH NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS AND DECISIONS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

      (B) THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND

DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST AGENT OR ANY LENDER OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

      9.19 Waiver of Jury Trial.

      THE BORROWER, THE LENDERS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      9.20 Entire Agreement; Release.

      This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among Holdings, the Borrower, its Subsidiaries, the Lenders and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, oral or written, relating to the subject matter hereof and thereof and any prior arrangements made with respect to the payment by the Borrower of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Agent or the Lenders. Borrower has relied exclusively on the terms and provisions contained in this Agreement and the other Loan Documents in its execution and delivery hereof and thereof and entering into the transactions which are the subject hereof and thereof. Execution of this Agreement by the Borrower constitutes a full, complete and irrevocable release of any and all claims which the Borrower may have at law or in equity in respect of all prior discussions and understandings, oral or written, relating to the subject matter of this Agreement and the other Loan Documents. Neither Agent nor any Lender shall be liable to the Borrower or any other Person on any theory of liability for any special, indirect, consequential or punitive damages.

               ARTICLE X - TAXES, YIELD PROTECTION AND ILLEGALITY

      10.1 Taxes.

      (a) Subject to subsection 10.1(g), any and all payments by the Borrower to each Lender or the Agent under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender's net income by the jurisdiction under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

      (b) In addition, the Borrower shall pay any present or future stamp or documentary taxes or any other excise or Property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

      (c) Subject to subsection 10.1(g), the Borrower shall indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 10.1) paid by the Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days from the date such Lender or the Agent makes written demand therefor.

      (d) If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then, subject to subsection 10.1(g):

            (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 10.1) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made;

            (ii) the Borrower shall make such deductions; and

            (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

      (e) Within thirty (30) days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

      (f) Each Lender that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrower and the Agent two copies of each U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or any subsequent versions thereof or successors thereto, or (which in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under
Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", shall be a Form W-8BEN, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8BEN, a certificate representing that such Non-U.S. Lender is not a "bank" for purposes of Section 881(c) of the Code, is not a ten-percent (10%) shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement. In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this subsection, a Non-U.S. Lender shall not be required to deliver any form pursuant to this subsection that such Non-U.S. Lender is not legally able to deliver.

      (g) The Borrower will not be required to pay any additional amounts in respect of United States Federal income tax pursuant to subsection 10.1(d) to any Lender for the account of any Lending Office of such Lender:

            (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with its obligations under subsection 10.1(f) in respect of such Lending Office;

            (ii) if such Lender shall have delivered to the Borrower a Form W-8BEN and/or Form W-8ECI, or any subsequent versions thereof or successors thereto, in respect of such Lending Office pursuant to subsection 10.1(f), and such Lender shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Borrower hereunder for the account of such Lending Office for any reason other than a change in United States law, treaty or regulations or in the official interpretation of such law or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form W-8BEN and/or Form W-8ECI, or any subsequent versions thereof or successors thereto; or

            (iii) if such Lender shall have delivered to the Borrower a Form W-8BEN, or any subsequent versions thereof or successors thereto, in respect of such Lending Office pursuant to subsection 10.1(f), and such Lender shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Borrowers hereunder for the account of such Lending Office for any reason other than a change in the United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form W-8BEN (or subsequent versions thereof or successors thereto).

      (h) If, at any time, the Borrower requests any Lender to deliver any forms or other documentation pursuant to subsection 10.1(f), then the Borrower shall, on demand of such Lender through the Agent, reimburse such Lender for any costs and expenses (including reasonable Attorney Costs) reasonably incurred by such Lender in the preparation or delivery of such forms or other documentation.

      (i) If the Borrower is required to pay additional amounts to any Lender or the Agent pursuant to subsection 10.1(d), then such Lender shall use its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Borrower which may thereafter accrue if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

      10.2 Illegality.

      (a) If after the date hereof any Lender shall determine that the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration thereof by the applicable Governmental Authority, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make LIBOR Rate Loans, then, on notice thereof by such Lender to the Borrower through the Agent, the obligation of that Lender to make LIBOR Rate Loans shall be suspended until such Lender shall have notified the Agent and the Borrower that the circumstances giving rise to such determination no longer exists.

      (b) Subject to clause (c) below, if any Lender shall determine that it is unlawful to maintain any LIBOR Rate Loan, the Borrower shall prepay in full all LIBOR Rate Loans of such Lender then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if such Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Rate Loans, together with any amounts required to be paid in connection therewith pursuant to Section 10.4.

      (c) If the obligation of any Lender to make or maintain LIBOR Rate Loans has been terminated, the Borrower may elect, by giving notice to the Lender through the Agent that all Loans which would otherwise be made by any such Lender as LIBOR Rate Loans shall be instead Base Rate Loans.

      (d) Before giving any notice to the Agent pursuant to this Section 10.2, the affected Lender shall designate a different Lending Office with respect to its LIBOR Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.

      10.3 Increased Costs and Reduction of Return.

      (a) If any Lender shall determine that, due to either (i) the introduction of, or any change in, or in the interpretation by the applicable Governmental Authority of, any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) made, in the case of clause (i) or (ii) subsequent to the date hereof, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Borrower shall be liable for, and shall from time to time, within 30 days of demand therefor by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs; provided, that the Borrower shall not be required to compensate a Lender pursuant to this subsection 10.3(a) for any increased costs incurred more than one hundred eighty (180) days prior to the date that such Lender notifies the Borrower of the law, rule, regulation, order, guideline, request or other legal requirement of any central bank or other Governmental Authority (whether or not having the force of law) giving rise to such increased costs and of such Lender's intention to claim compensation therefore; provided, further, that if such law, rule, regulation, order, guideline, request or other legal requirement giving rise to such increased costs is retroactive, then the one hundred eighty-day (180-day) period referred to above shall be extended to include the period of retroactive effect thereof.

      (b) If any Lender shall have determined that:

            (i)  the introduction of any Capital Adequacy Regulation;

            (ii) any change in any Capital Adequacy Regulation;

            (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof; or

            (iv) compliance by such Lender (or its Lending Office) or any corporation controlling the Lender, with any Capital Adequacy Regulation;

affects the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment(s), loans, credits or obligations under this Agreement, then, within thirty (30) days of demand of such Lender (with a copy to the Agent), the Borrower shall upon demand pay to such Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate such Lender for such increase; provided, that the Borrower shall not be required to compensate a Lender pursuant to this subsection 10.3(b) for any such increase incurred more than one hundred eighty
(180) days prior to the date that such Lender notifies the Borrower of the Capital Adequacy Regulation giving rise to such increase and of such Lender's intention to claim compensation therefore; provided, further, that if such Capital Adequacy Regulation giving rise to such increase is retroactive, then the one hundred eighty-day (180-day) period referred to above shall be extended to include the period of retroactive effect thereof.

      10.4 Funding Losses.

      The Borrower agrees to reimburse each Lender and to hold each Lender harmless from any loss (but excluding any loss of profit) or expense which such Lender may sustain or incur as a consequence of:

      (a) the failure of the Borrower to make any payment or mandatory prepayment of principal of any LIBOR Rate Loan when due (including payments made after any acceleration thereof);

      (b) the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

      (c) the failure of the Borrower to make any prepayment after the Borrower has given a notice in accordance with Section 1.7;

      (d) the prepayment (including pursuant to Section 1.8) by the Borrower of a LIBOR Rate Loan on a day which is not the last day of the Interest Period with respect thereto; or

      (e) the conversion pursuant to Section 1.6 of any LIBOR Rate Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained (but excluding any loss of profit). Solely for purposes of calculating amounts payable by the Borrower to the Lenders under this Section 10.4 and under subsection 10.3(a): each LIBOR Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the interest rate for such LIBOR Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan is in fact so funded.

      10.5 Inability to Determine Rates.

      If the Agent shall have determined in good faith that for any reason adequate and reasonable means do not exist for ascertaining the LIBOR for any requested Interest Period with respect to a proposed LIBOR Rate Loan or that the LIBOR applicable pursuant to subsection 1.3(a) for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will forthwith give notice of such determination to the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrower does not revoke such notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans.

      10.6 Reserves on LIBOR Rate Loans.

      The Borrower shall pay to each Lender, as long as such Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each LIBOR Rate Loan equal to actual costs of such reserves allocated to such Loan by such Lender (as determined by the Lender in good faith, which determination shall be conclusive absent demonstrable error), payable on each date on which interest is payable on such Loan provided the Borrower shall have received at least fifteen (15) days' prior written notice (with a copy to the Agent) of such additional interest from the Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest shall be payable fifteen (15) days from receipt of such notice.

      10.7 Certificates of Lenders.

      Any Lender claiming reimbursement or compensation pursuant to this Article X shall deliver to the Borrower (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Borrower in the absence of demonstrable error.

      10.8 Survival.

      The agreements and obligations of the Borrower in this Article X shall survive the payment of all other Obligations.

      10.9 Replacement of Lender in Respect of Increased Costs.

      Within forty-five (45) days after receipt by the Borrower of written notice and demand from any Lender (an "Affected Lender") for payment of additional costs as provided in subsections 10.1, 10.3 and 10.6, the Borrower may, at its option, notify the Agent and such Affected Lender of the Borrower's intention to obtain, at the Borrower's expense, a replacement Lender ("Replacement Lender") for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to the Agent. In the event the Borrower obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender shall sell and assign its Loans and Commitments to such Replacement Lender, provided that the Borrower has reimbursed such Affected Lender for its increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment.

      10.10 Change of Lending Office.

      Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 10.1(c) or Section 10.3 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding or minimizing the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 10.10 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to this Agreement or any other Loan Document.

                            ARTICLE XI - DEFINITIONS

      11.1 Defined Terms.

      The following terms are defined in the Sections or subsections referenced opposite such terms:

      "Adjusted Leverage EBITDA"                       Exhibit 4.2
      "Affected Lender"                                10.9
      "Agreement"                                      Preamble
      "Assignee"                                       9.8(a)
      "Assignment and Acceptance"                      9.8(a)(ii)
      "Borrower"                                       Preamble
      "Capital Expenditures"                           Exhibit 4.2(b)
      "China Subsidiary"                               5.4(d)
      "Commitment Fee"                                 1.9(b)
      "Compliance Certificate"                         4.2(b)
      "Confidential Information"                       9.9
      "EBITDA"                                         Exhibit 4.2(b)
      "Environmental Permits"                          3.12(b)
      "Event of Default"                               7.1
      "Excess Cash Flow"                               Exhibit 1.8(d)
      "Excluded Equity Proceeds"                       1.8(d)
      "Fixed Charge Coverage Ratio"                    Exhibit 4.2(b)
      "Form W-8BEN"                                    10.1(f)
      "Form W-8ECI"                                    10.1(f)
      "Indemnified Person"                             9.5
      "Indemnified Liabilities"                        9.5
      "Investments"                                    5.4
      "Interest Coverage Ratio"                        Exhibit 4.2(b)
      "Interest Settlement Date"                       1.12(d)
      "Lender"                                         Preamble
      "Lender Letter of Credit"                        1.1(c)
      "Letter of Credit Participation Agreement"       1.1(c)
      "Letter of Credit Participation Fee"             1.9(b)
      "Leverage Ratio"                                 Exhibit 4.2(b)
      "Management Redemption Notes"                    5.5(i)
      "Maximum Revolving Loan Balance"                 1.1(b)
      "Mortgaged Properties"                           2.1(d)
      "Non-U.S. Lender"                                10.1(f)
      "Originating Lender"                             9.8 (d)
      "Other Taxes"                                    10.1(b)
      "Participant"                                    9.8(d)
      "Permitted Liens"                                5.1
      "Register"                                       9.8(g)
      "Restricted Payments"                            5.11
      "Replacement Lender"                             10.9
      "Revolving Loan Commitment"                      1.1(b)
      "Revolving Loan"                                 1.1(b)
      "Settlement Date"                                1.12(b)
      "Taxes"                                          10.1(a)
      "Term Loan"                                      1.1(a)
      "Term Loan Commitment"                           1.1(a)

In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

      "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the capital stock, partnership interests or equity of any Person or otherwise causing any Person to become a Subsidiary of the Borrower, or (c) a merger or consolidation or any other combination with another Person (other than a merger of a Wholly-Owned Subsidiary of the Borrower with another Wholly-Owned Subsidiary of the Borrower).

      "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of five percent (5%) or more of the equity of a Person shall for the purposes of this Agreement, be deemed to control the other Person. Notwithstanding the foregoing, neither the Agent nor any Lender shall be deemed an "Affiliate" of the Borrower or of any Subsidiary of the Borrower.

      "Agent" means Antares in its capacity as agent for the Lenders hereunder, and any successor agent, in such capacity appointed pursuant to this Agreement.

      "Agent-Related Persons" means Antares and any successor agent arising under Section 8.9, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

      "Aggregate Revolving Loan Commitment" means the combined Revolving Loan Commitments of the Lenders, which shall initially be in the amount of $15,000,000, as such amount may be reduced from time to time pursuant to this Agreement.

      "Aggregate Term Loan Commitment" means the combined Term Loan Commitments of the Lenders, which shall initially be in the amount of $25,000,000, as such amount may be reduced from time to time pursuant to this Agreement.

      "Antares" means Antares Capital Corporation, a Delaware corporation..

      "Applicable Margin" means with respect to Base Rate Loans, 2.25%, and with respect to LIBOR Rate Loans, 3.50%.

      "Assumed Indebtedness" means with respect to Indebtedness of a Person that is acquired in connection with a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of assets, as opposed to a Permitted Acquisition of equity) which (i) is in existence at the time such Person becomes a Subsidiary of the Borrower as a result of such Permitted Acquisition or such asset is acquired pursuant to such Permitted Acquisition, as applicable, and
(ii) has not been incurred or created in connection with, or in anticipation or contemplation of, such Permitted Acquisition.

      "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

      "Availability Certificate" means a duly completed certificate of the Borrower in substantially the form of Exhibit 11.1(a) hereto.

      "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. ss.101, et seq.), as amended and in effect from time to time and the regulations issued from time to time thereunder.

      "Base Rate" means, for any day, a rate of interest equal to the greater of
(a) the rate of interest which is identified as the "Prime Rate" and normally published in the Money Rates section of The Wall Street Journal (or, if such rate ceases to be so published, as quoted from such other generally available and recognizable source as the Agent may select) and (b) the sum of the Federal Funds Rate plus one half of one percent (0.50%). Any change in the Base Rate due to a change in the "Prime Rate" or the Federal Funds Rate shall be effective on the effective date of such change in the "Prime Rate" or the Federal Funds Rate.

      "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

      "Borrower Pledge Agreement" means that certain Pledge Agreement dated as of even date herewith, in form and substance reasonably acceptable to Agent and Borrower made by Borrower in favor of the Agent, for the benefit of Agent and the Lenders.

      "Borrower Security Agreement" means that certain Security Agreement dated as of even date herewith, in form and substance reasonably acceptable to Agent and Borrower, made by Borrower in favor of Agent, for the benefit of Agent and the Lenders.

      "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower on the same day by the Lenders pursuant to Article I.

      "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Chicago, Illinois or New York, New York are authorized or required by law to close and, if the applicable Business Day relates to any LIBOR Rate Loan, a day on which dealings are carried on in the London interbank market.

      "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any Lender or of any corporation controlling a Lender.

      "Capital Lease" means any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

      "Capital Lease Obligations" means all monetary obligations of the Borrower or any of its Subsidiaries under any Capital Leases.

      "Cash Equivalents" means: (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof having maturities of not more than six (6) months from the date of acquisition; (b) certificates of deposit, time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a tenor of not more than six (6) months, issued by any Lender, or by any U.S. commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S. having combined capital and surplus of not less than $250,000,000; and (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Rating Services, a division of the McGraw Hill Companies, or P-1 by Moody's Investors Service, Inc. and in either case having a tenor of not more than twelve (12) months; (d) money market funds provided that substantially all of the assets of such funds are comprised of securities of the type described in clauses (a) through (c) above;
(e) mutual funds provided that substantially all of the assets of such funds are comprised of securities of the type described in clauses (a) through (c) above; and (f) in the case of any Non-U.S. Subsidiary, investments denominated in the currency of the jurisdiction in which such Non-U.S. Subsidiary is organized or has its principal place of business provided that substantially all of the assets of such funds are comprised of securities similar to the type described in clauses (a) through (e) above.

      "Closing Date" means the date on which all conditions precedent set forth in Section 2.1 are satisfied or waived by the Agent and all Lenders.

      "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

      "Collateral" means all Property and interests in Property and proceeds thereof now owned or hereafter acquired by Holdings, the Borrower or any other Person as debtor and their respective Subsidiaries and any other Person who has granted a Lien to Agent, in or upon which a Lien now or hereafter exists in favor of any Lender or the Agent for the benefit of the Lenders, whether under this Agreement or under any other documents executed by any such Persons and delivered to the Agent.

      "Collateral Documents" means, collectively, the Security Agreements, the Mortgages, the Guarantees, the Pledge Agreements, and all other security agreements, patent and trademark assignments, lease assignments, guarantees and other similar agreements, and all amendments, restatements, modifications or supplements thereof or thereto, by or between any one or more of Holdings, the Borrower, Borrower's Subsidiaries or any other Person pledging or granting a Lien on Collateral and the Agent for the benefit of Agent and the Lenders now or hereafter delivered to the Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against Holdings, the Borrower or Borrower's Subsidiaries as debtor in favor of any Lender or the Agent for the benefit of Agent and the Lenders, as secured party.

      "Commitment" means, for each Lender, the sum of its Revolving Loan Commitment and Term Loan Commitment.

      "Commitment Percentage" means, as to any Lender, the percentage equivalent of such Lender's Revolving Loan Commitment or Term Loan Commitment divided by the Aggregate Revolving Loan Commitment or Aggregate Term Loan Commitment, as applicable.

      "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person: (i) with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (iii) under any Rate Contracts; (iv) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or
(v) for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any Property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another Person; provided, however, that Contingent Obligations shall not include endorsements of instruments for deposit or collection, in each instance, in the Ordinary Course of Business. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed or supported.

      "Contractual Obligations" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its Property is bound.

      "Controlled Group" means the Borrower and all Persons (whether or not incorporated) under common control or treated as a single employer with the Borrower pursuant to Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

      "Conversion Date" means any date on which the Borrower converts a Base Rate Loan to a LIBOR Rate Loan or a LIBOR Rate Loan to a Base Rate Loan.

      "Default" means any event or circumstance which, with the giving of notice, the lapse of a grace period, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

      "Disposition" means (a) the sale, lease, conveyance or other disposition of Property, other than (i) Events of Loss and (ii) sales or other dispositions expressly permitted under subsection 5.2(a), 5.2(c), 5.2(d), 5.2(e), 5.2(f) and 5.2(g), and (b) the sale or transfer by the Borrower or any Subsidiary of the Borrower of any equity securities issued by any Subsidiary of the Borrower and held by such transferor Person.

      "Dollars", "dollars" and "$" each mean lawful money of the United States of America.

      "Eligible Assignee" means any of: (a) a commercial bank organized under the laws of the United States, or any State thereof; (b) a commercial bank organized under the laws of any other country; (c) a finance company, insurance company or other financial institution or fund which is engaged in making, purchasing or otherwise investing in commercial loans for its own account in the ordinary course of its business; or (d) a Related Fund.

      "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), Property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental, placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from Property, whether or not owned by the Borrower.

      "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and regulations promulgated thereunder.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b), 414(c), 414(m) or 414(o) of the Code or of Section 4001 of
ERISA.

      "ERISA Event" means (a) a Reportable Event with respect to a Qualified Plan or a Multiemployer Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Qualified Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Qualified Plan or Multiemployer Plan subject to Title IV of ERISA; (e) a failure by the Borrower or any member of the Controlled Group to make required contributions to a Qualified Plan or Multiemployer Plan; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Plan; (i) a non-exempt prohibited transaction occurs with respect to any Plan for which the Borrower or any Subsidiary of the Borrower may be directly or indirectly liable; or (j) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person with respect to any Plan for which the Borrower or any member of the Controlled Group may be directly or indirectly liable.

      "Equity Sponsor Management Agreement" means that certain Management Services Agreement between Borrower and Cornerstone Equity Investors, LLC dated as of September 30, 1998, as amended by amendments dated as of November 23, 1998, September 30, 1998 and December 31, 2002.

      "Event of Loss" means, with respect to any Property, any of the following:
(a) any loss, destruction or damage of such Property or (b) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.

      "Federal Funds Rate" means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent in a commercially reasonable manner.

      "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

      "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), which are applicable to the circumstances as of the date of determination.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Guarantees" means the Holdings Guaranty and the Subsidiary Guaranty"

      "Hazardous Materials" means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law.

      "Holdings" means True Temper Corporation, a Delaware corporation.

      "Holdings Guaranty" means that certain Guaranty, dated as of even date herewith, in form and substance reasonably acceptable to Agent and Holdings, made by Holdings in favor of the Agent, for the benefit of Agent and the Lenders.

      "Holdings Loans" means intercompany loans made by the Borrower or one of its Wholly-Owned Subsidiaries to Holdings to the extent that, at the time such loan is made, a dividend from the Borrower to Holdings would be permitted under
Section 5.11 and provided that the proceeds of such loans are used for the purposes specified in Section 5.11.

      "Holdings Pledge Agreement" means that certain Pledge Agreement dated as of even date herewith, in form and substance reasonably acceptable to Agent and Holdings, made by Holdings in favor of the Agent, for the benefit of Agent and the Lenders.

      "Holdings Security Agreement" means the Security Agreement, dated as of even date herewith, in form and substance reasonably satisfactory to Agent and Holdings, made by Holdings in favor of the Agent, for the benefit of Agent and the Lenders.

      "Indebtedness" of any Person means, without duplication: (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services (other than trade payables and accrued operating expenses, in each instance, incurred in the Ordinary Course of Business); (c) the face amount of all letters of credit issued for the account of such Person and without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments issued by such Person; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such Property); (f) all Capital Lease Obligations; (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off-balance sheet financing product; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property

(including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (i) all Contingent Obligations described in clause (i) of the definition thereof in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above. Notwithstanding anything to the contrary contained herein, "Indebtedness" shall not include Contingent Obligations of the Borrower or any of the Borrower's Subsidiaries incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds and other similar obligations.

      "Indenture" means that certain Indenture dated as of November 23, 1998 between the Borrower and the United States Trust Company of New York pertaining to the Subordinated Borrower Publicly Traded Notes.

      "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case in (a) and (b) above, undertaken under U.S. Federal, State or foreign law, including the Bankruptcy Code.

      "Interest Payment Date" means, (a) with respect to any LIBOR Rate Loan (other than a LIBOR Rate Loan having an Interest Period of six (6) months) the last day of each Interest Period applicable to such Loan, (b) with respect to any LIBOR Rate Loan having an Interest Period of six (6) months, the last day of each three (3) month interval, and (c) with respect to Base Rate Loans, the first day of each calendar month.

      "Interest Period" means, with respect to any LIBOR Rate Loan, the period commencing on the Business Day such Loan is disbursed or continued or on the Conversion Date on which a Base Rate Loan is converted to the LIBOR Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

            (a) if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

            (b) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

            (c) no Interest Period for the Term Loan shall extend beyond the last scheduled payment date therefor and no Interest Period for any Revolving Loan shall extend beyond the Revolving Termination Date; and

            (d) no Interest Period applicable to the Term Loan or portion thereof shall extend beyond any date upon which is due any scheduled principal payment in respect of the Term Loan unless the aggregate principal amount of the Term Loan represented by Base Rate Loans or by LIBOR Rate Loans having Interest Periods that will expire on or before such date is equal to or in excess of the amount of such principal payment.

      "Lending Office" means, with respect to any Lender, the office or offices of the Lender specified as its "Lending Office" opposite its name on the applicable signature page hereto, or such other office or offices of such Lender as it may from time to time notify the Borrower and the Agent.

      "Letter of Credit Participation Liability" means, as to each Lender Letter of Credit and each Letter of Credit Participation Agreement, all reimbursement obligations and all other liabilities of the Borrower or any of its Subsidiaries to Agent and the Lenders in connection with the Lender Letter of Credit or to the obligee with respect to the transaction for which the Letter of Credit Participation Agreement was issued, whether contingent or otherwise, including with respect to any letter of credit: (a) the amount available to be drawn or which may become available to be drawn; (b) without duplication, all amounts which have been paid or made available by the issuing bank or by the Agent under such Lender Letter of Credit or Letter of Credit Participation Agreement, in each instance, to the extent not reimbursed; and (c) all unpaid interest, fees and expenses.

      "Leverage Multiple" means, as of the applicable date, the following:

      Date                                            Leverage Multiple
      ----                                            -----------------
      December 31, 2002 to March 28, 2003                4.60 to 1.00
      March 29, 2004 to June 27, 2003                    4.60 to 1.00
      June 28, 2003 to September 26, 2003                4.60 to 1.00
      September 27, 2004 to December 31, 2003            4.60 to 1.00
      January 1, 2004 to March 26, 2004                  4.35 to 1.00
      March 27, 2004 to June 25, 2004                    4.35 to 1.00
      June 26, 2004 to September 24, 2004                4.35 to 1.00
      September 25, 2004 to December 31, 2004            4.30 to 1.00
      January 1, 2005 to April 1, 2005                   4.15 to 1.00
      April 2, 2005 to July 1, 2005                      4.15 to 1.00
      July 2, 2005 to September 30, 2005                 4.00 to 1.00
      October 1, 2005 to December 31, 2005               4.00 to 1.00
      January 1, 2006 to March 31, 2006                  3.90 to 1.00
      April 1, 2006 to June 30, 2006                     3.90 to 1.00
      July 1, 2006 to September 30, 2006                 3.80 to 1.00
      October 1, 2006 to December 31, 2006               3.80 to 1.00
      Thereafter                                         3.75 to 1.00

      "LIBOR" means, for each Interest Period, the offered rate per annum for deposits of Dollars for the applicable Interest Period that appears on Telerate Page 3750 as of 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Interest Period. If no such offered rate exists, such rate will be the rate of interest per annum, as determined by the Agent (rounded upwards, if necessary, to the nearest 1/16 of 1%) at which deposits of Dollars in immediately available funds are offered at 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Interest Period by major financial institutions reasonably satisfactory to the Agent in the London interbank market for such Interest Period for the applicable principal amount on such date of determination.

      "LIBOR Rate Loan" means a Loan that bears interest based on LIBOR.

      "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or otherwise) or preference, priority or other security interest of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under a lease which is not a Capital Lease.

      "Loan" means an extension of credit by a Lender to the Borrower pursuant to Article I hereof, and may be a Base Rate Loan or a LIBOR Rate Loan.

      "Loan Documents" means this Agreement, the Notes, the Collateral Documents and all documents delivered to the Agent and/or any Lender in connection with any of the foregoing.

      "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.

      "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, Properties or financial condition of Holdings, the Borrower's Subsidiaries taken as a whole; (b) a material impairment of the ability of Holdings, the Borrower, any of its Subsidiaries or any other Person (other than Agent or Lenders) to perform in any material respect its obligations under any Loan Document; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability of any Loan Document, or (ii) the perfection or priority of any Lien granted to the Lenders or to the Agent for the benefit of Agent and the Lenders under any of the Collateral Documents.

      "Mortgage" means any deed of trust, leasehold deed of trust, mortgage, leasehold mortgage, deed to secure debt, leasehold deed to secured debt or other document creating a Lien on real property or any interest in real Property.

      "Multiemployer Plan" means a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA) and to which the Borrower or any member of the Controlled Group may have any liability.

      "Net Issuance Proceeds" means, in respect of any issuance of debt or equity, cash proceeds and non-cash proceeds received or receivable in connection therewith, net of reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of the Borrower.

      "Net Proceeds" means proceeds in cash, checks or other cash equivalent financial instruments (including Cash Equivalents) as and when received by the Person making a Disposition and insurance proceeds received on account of an Event of Loss, net of: (a) in the event of a Disposition (i) the reasonable out-of-pocket costs and expenses relating to such Disposition excluding amounts payable to the Borrower or any Affiliate of the Borrower, (ii) sale, use or other transaction taxes paid or payable as a result thereof, (iii) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Disposition and (iv) any cash reserves established in connection with such Disposition provided such amounts shall constitute Net Proceeds as and to the extent such cash is returned to Holdings, the Borrower or its Subsidiaries and
(b) in the event of an Event of Loss, (i) all money actually applied to repair or reconstruct the damaged Property or Property affected by the condemnation or taking, (ii) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and (iii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments.

      "Note" means any Revolving Note or Term Note and "Notes" means all such Notes.

      "Notice of Borrowing" means a notice given by the Borrower to the Agent pursuant to Section 1.5, in substantially the form of Exhibit 11.1(b) hereto.

      "Notice of Conversion/Continuation" means a notice given by the Borrower to the Agent pursuant to Section 1.6, in substantially the form of Exhibit 11.1(c) hereto.

      "Obligations" means all Loans, and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to any Lender, the Agent, or any other Person required to be indemnified, that arises under any Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. "Obligations" shall also include, for purposes of the Collateral Documents only, any Rate Contract Obligations.

      "Ordinary Course of Business" means, in respect of any transaction involving Holdings, the Borrower or any Subsidiary of the Borrower, the ordinary course of such Person's business, as conducted by any such Person in accordance with past practice and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

      "Organization Documents" means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership or (c) for any limited liability company, the operating agreement and articles or certificate of formation.

      "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any of its principal functions under ERISA.

      "Permitted Acquisition" means any Acquisition by Borrower or any domestic Wholly-Owned Subsidiary of Borrower of assets located in the United States or capital stock or other equity securities of an entity organized under the laws of the United States, any state thereof, or the District of Columbia, to the extent that each of the following conditions shall have been satisfied:

            (a) the conditions set forth in subsection 2.3 shall have been satisfied regardless of whether or not the Acquisition will be financed in whole or in part with proceeds of Loans;

            (b) the Borrower shall have furnished to the Agent and each Lender at least ten (10) Business Days prior to the consummation of such Acquisition (1) to the extent available, an executed term sheet and/or commitment letter (setting forth in reasonable detail the terms and conditions of such Acquisition) and, at the request of the Agent, such other information and documents that the Agent may reasonably request, including, without limitation, executed counterparts of the respective agreements, documents or instruments pursuant to which such Acquisition is to be consummated (including, without limitation, any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, documents or instruments and all other material ancillary agreements, instruments and documents to be executed or delivered in connection therewith, (2) pro forma financial statements of Holdings, the Borrower and its Subsidiaries after giving effect to the consummation of such Acquisition, (3) a certificate of the chief financial officer of the Borrower, demonstrating on a pro forma basis compliance with all covenants set forth in Article VI hereof (recomputed for the most recent month for which financial statements have been delivered) after giving effect to the consummation of such Acquisition, (4) a statement identifying non-core assets which Borrower intends to sell after consummation of such Acquisition and (5) copies of such other agreements, instruments and other documents in connection therewith as the Agent shall reasonably request;

            (c) the agreements, instruments and other documents referred to in paragraph (b) above shall provide that (1) neither Holdings, Borrower nor any of its Subsidiaries shall, in connection with such Acquisition, assume or remain liable in respect of any Indebtedness of the seller or sellers, or other obligation of the seller or sellers (except for obligations incurred in the Ordinary Course of Business in operating the property so acquired and necessary and desirable to the continued operation of such property and except for Indebtedness otherwise permitted hereunder), and
      (2) all property to be so acquired in connection with such Acquisition shall be free and clear of any and all Liens, except for Permitted Liens (and if any such property is subject to any Lien not permitted by this clause (2) then concurrently with such Acquisition such Lien shall be released);

            (d) the Target shall be engaged in business the Borrower is permitted to engage in hereunder;

            (e) such Acquisition shall be effected in such a manner so that the acquired capital stock, other equity securities or assets are owned either by Borrower or a domestic Wholly-Owned Subsidiary of Borrower and, if effected by merger or consolidation, Borrower or a domestic Wholly-Owned Subsidiary shall be the continuing or surviving Person;

            (f) such Acquisition is not hostile and has been approved by the board of directors (or other similar body) and/or the stockholders or other equityholders of the Target;

            (g) no Default or Event of Default shall then exist or would exist after giving effect thereto and, without limiting the foregoing, after giving effect to the

      Acquisition, the representations and warranties of Borrower and its Subsidiaries contained herein and in the other Loan Documents shall be true and correct;

            (h) Borrower updates the schedules hereto and to each of the other Loan Documents, as applicable, provided in no event may any schedule be updated in a manner that would reflect or evidence a Default or Event of Default;

            (i) after giving effect to such Acquisition on a pro forma basis, the Maximum Revolving Loan Balance shall exceed the outstanding principal balance of Revolving Loans by not less than $5,000,000; and

            (j) the Total Consideration to be paid for such Acquisition does not exceed $5,000,000 (or $7,500,000 if Borrower's EBITDA, immediately before and after giving effect to such Acquisition, is equal to or greater than $32,000,000), and together with the Total Consideration paid with respect to all other Permitted Acquisitions during the term of this Agreement does not exceed $10,000,000;

      For the purposes of the definition of Permitted Acquisition, "Total Consideration" means the total consideration paid with respect to any Acquisition, including without limitation, (i) all payments made in cash and property, (ii) to the extent not included in clause (i) above, the amount paid or to be paid pursuant to non-compete agreements and consulting agreements, (iii) the amount of debt and other liabilities assumed and/or incurred (including in the case of an Acquisition of stock or other equity interests, the amount of debt and other liabilities of the Person to be acquired), (iv) anticipated Capital Expenditures related to an Acquisition and identified to Agent prior to the consummation of such acquisition and (v) the amount of all transaction fees.

      "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

      "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower or any member of the Controlled Group sponsors or maintains or to which the Borrower or any member of the Controlled Group may have any liability.

      "Pledge Agreements" means the Borrower Pledge Agreement and the Holdings Pledge Agreement.

      "Pledged Collateral" has the meaning specified in the Pledge Agreements.

      "Prior Indebtedness" means the indebtedness and obligations specified on
Schedule 11.1 hereto.

      "Property" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

      "Qualified Plan" means a pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the Code and which any member of the Controlled Group sponsors, maintains, or to which it makes, is making or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multiemployer Plan.

      "Rate Contract Obligations" means obligations of Borrower under a Rate Contract between Borrower and a Lender, or an affiliate of a Lender, permitted hereunder.

      "Rate Contracts" means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code), hedge agreements and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

      "Related Fund" means (a) any fund, trust or similar entity that invests in commercial loans in the Ordinary Course of Business and is advised or managed by
(i) a Lender, (ii) an Affiliate of a Lender, (iii) the same investment advisor that manages a Lender or (iv) an Affiliate of an investment advisor that manages a Lender or (b) any finance company, insurance company or other financial institution which temporarily warehouses Loans for any Lender or any Person described in clause (a) above.

      "Related Transactions" means the transactions contemplated by the (i) the repayment in full on the Closing Date of the Prior Indebtedness and (ii) the partial repayment of, and funding into escrow with respect to, the Subordinated Holdings Discount Notes on the Closing Date as contemplated by subsection 2.1(o).

      "Reportable Event" means, as to any Plan, (a) any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the thirty-day (30-day) notice requirement under ERISA has been waived in regulations issued by the PBGC, (b) a withdrawal from a Plan described in Section 4063 of ERISA, or (c) a cessation of operations described in Section 4062(e) of ERISA.

      "Required Lenders" means at any time (a) Lenders then holding at least sixty six and two-thirds percent (66-2/3%) of the sum of the Aggregate Revolving Loan Commitment then in effect plus the aggregate unpaid principal balance of the Term Loan then outstanding, or (b) if the Revolving Loan Commitments have been terminated, Lenders then having at least sixty six and two-thirds percent (66-2/3%) of the aggregate unpaid principal amount of Loans then outstanding.

      "Requirement of Law" means, as to any Person, any law (statutory or common), ordinance, treaty, rule, regulation, order, policy, other legal requirement or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which the Person or any of its Property is subject.

      "Responsible Officer" means the chief executive officer, the president or any vice president of the Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants or delivery of financial information, the chief financial officer or the treasurer of the Borrower, or any other officer having substantially the same authority and responsibility.

      "Revolving Note" means a promissory note of the Borrower payable to the order of a Lender in substantially the form of Exhibit 11.1(d) hereto, evidencing Indebtedness of the Borrower under the Revolving Loan Commitment of such Lender.

      "Revolving Termination Date" means the earlier to occur of: (a) December 31, 2007; and (b) the date on which the Aggregate Revolving Loan Commitment shall terminate in accordance with the provisions of this Agreement.

      "SEC" means the Securities and Exchange Commission, or any entity succeeding to any of its principal functions.

      "Security Agreements" means the Borrower Security Agreement, Holdings Security Agreement and the Subsidiary Security Agreement.

      "Solvent" means, as to any Person at any time, that (a) the fair value of the Property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32)(A) of the Bankruptcy Code and, in the alternative, for purposes of the Uniform Fraudulent Transfer Act; (b) the present fair saleable value (on a going concern basis) of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its Property and generally pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute unreasonably small capital.

      "Subordinated Borrower Publicly Traded Notes" the senior subordinated notes issued by the Borrower pursuant to the Indenture.

      "Subordinated Holdings Discount Notes" means the Senior Discount Notes of Holdings issued on March 27, 2000 pursuant to that certain Note and Warrant Purchase Agreement, dated March 27, 2000, between Holdings and BNY Capital Partners, L.P. and Canterbury Mezzanine Capital II, L.P., as the investors thereunder.

      "Subordinated Indebtedness" means the Indebtedness owing under (i) the Subordinated Borrower Publicly Traded Notes and (ii) the Subordinated Holdings Discount Notes.

      "Subsidiary" of a Person means any corporation, association, limited liability company, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof.

      "Subsidiary Guaranty" means that certain Guaranty, dated as of even date herewith, in form and substance reasonably acceptable to Agent and Borrower, made by each Subsidiary of Borrower in favor of the Agent, for the benefit of Agent and the Lenders.

      "Subsidiary Security Agreement" means the Security Agreement, dated as of even date herewith, in form and substance reasonably satisfactory to Agent and Borrower made by each Subsidiary (other than the China Subsidiary) of Borrower in favor of the Agent, for the benefit of Agent and the Lenders.

      "Target" means any other Person or business unit or asset group of any other Person acquired or proposed to be acquired in an Acquisition.

      "Term Note" means a promissory note of the Borrower payable to the order of a Lender, in substantially the form of Exhibit 11.1(e) hereto, evidencing the Indebtedness of the Borrower to such Lender resulting from the Term Loan made to the Borrower by such Lender.

      "Total Debt" means, as of any determination date, all Indebtedness of Holdings, the Borrower and the Subsidiaries of Borrower other than the Indebtedness evidenced by the Subordinated Holdings Discount Notes.

      "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Illinois.

      "Unfunded Pension Liabilities" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used by the Plan's actuaries for funding the Plan pursuant to section 412 for the applicable plan year.

      "United States" and "U.S." each means the United States of America.

      "Wholly-Owned Subsidiary" means any Subsidiary in which (other than directors' qualifying shares required by law) 100% of the capital stock (or other equity interests in the event the Subsidiary is not a corporation) of each class having ordinary voting power, and 100% of the capital stock (or other equity interests in the event the Subsidiary is not a corporation) of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Borrower, or by one or more of the other Wholly-Owned Subsidiaries, or both.

      "Withdrawal Liabilities" means, as of any determination date, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA if the Controlled Group made a complete withdrawal from all Multiemployer Plans and any increase in contributions pursuant to Section 4243 of ERISA.

      11.2 Other Interpretive Provisions.

      (a) Defined Terms.

      Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

      (b) The Agreement.

      The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, section, schedule and exhibit references are to this Agreement unless otherwise specified.

      (c) Certain Common Terms.

      The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term "including" is not limiting and means "including without limitation."

      (d) Performance; Time.

      Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including." If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

      (e) Contracts.

      Unless otherwise expressly provided herein, references to agreements and other contractual instruments, including this Agreement and the other Loan Documents, shall be deemed to include all subsequent amendments, thereto, restatements thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments, restatements and other modifications are not prohibited by the terms of any Loan Document.

      (f) Laws.

      References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

      11.3 Accounting Principles.

      (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

      (b) References herein to "fiscal year", "fiscal quarter" and "fiscal month" refer to such fiscal periods of the Borrower.

      (c) If any change in GAAP results in a change in the calculation of the financial covenants or interpretation of related provisions of this Agreement or any other Loan Document, then the Borrower, the Agent and the Lenders agree to amend such provisions of this Agreement so as to equitably reflect such changes in GAAP with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such change in GAAP as if such change had not been made, provided that, notwithstanding any other provision of this Agreement, the Required Lenders' agreement to any amendment of such provisions shall be sufficient to bind all Lenders.

       [BALANCE OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS.]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

                                     TRUE TEMPER SPORTS, INC.

                                     By:
                                         --------------------------------------
                                     Title:
                                           ------------------------------------
                                     Borrower's FEIN:


                                     Address for notices:

                                     ------------------------------------------

                                     Attn:
                                           ------------------------------------
                                     Facsimile:
                                                -------------------------------

                                     Address for Wire Transfers:

                                     ------------------------------------------

                                     ------------------------------------------

                                     ANTARES CAPITAL CORPORATION, as
                                     Agent and as a Lender

                                     By:
                                         --------------------------------------
                                     Title:  Director

                                     Address for notices:

                                     311 South Wacker Drive
                                     Suite 6400
                                     Chicago, Illinois  60606
                                     Attn:  Portfolio Manager
                                     Facsimile: (312) 697-3998
                                     Telephone: (312) 697-3999

                                     Address for Payments - Lending Office:

                                     Antares Capital Corporation
                                     Account #4070-6016
                                     Citibank N.A., NY
                                     ABA #021000089
                                     Reference:  True Temper Sports, Inc.
                                     Please advise Jim Luchansky at
                                     (312) 697-3991 upon receipt

                                 SCHEDULE 1.1(A)

                              TERM LOAN COMMITMENTS

Lender                                              Term Loan Commitment
------                                              --------------------
Antares Capital Corporation                         $25,000,000

                                 SCHEDULE 1.1(B)

                           REVOLVING LOAN COMMITMENTS

Lender                                              Revolving Loan Commitment
------                                              -------------------------
Antares Capital Corporation                         $15,000,000